Exhibit 10.5
INTEL 401(K) SAVINGS PLAN
(As Amended and Restated Effective September 30, 2025)

(i)

INTEL 401(K) SAVINGS PLAN
(As Amended and Restated Effective September 30, 2025)
SECTION 1. ESTABLISHMENT AND PURPOSE OF THE PLAN
(a)The Intel Corporation 401(k) Savings Plan (the “Plan”) was originally established as part of the Intel Corporation Profit-Sharing Retirement Plan (the “Profit Sharing Plan”). The Profit Sharing Plan was established effective July 1, 1979 by the Company to provide Eligible Employees with retirement benefits and to enhance their interest in the success of the Company by affording them an opportunity to share in the Company’s profits on a tax-deferred basis. The Profit Sharing Plan was amended and restated, effective January 1, 1984, to permit Eligible Employees to save for their retirement through pre-tax deferrals to a cash or deferral arrangement. The Profit Sharing Plan was amended and restated and bifurcated into two separate plans, the Profit Sharing Plan and this Plan, effective January 1, 1996, although the Plans remained contained in a single plan document. The plan document was again amended and restated effective April 1, 2000, and again, effective November 9, 2004, to modify the fiduciary provisions of the Plans. The amendment and restatement of the Plans effective January 1, 2006 separated the plan document for the Profit Sharing Plan and this Plan into two separate documents, added an automatic enrollment feature to the Plan, placed limits on investments in the Intel Stock Fund, converted the portion of the Plan invested in the Intel Stock Fund into an Employee Stock Ownership Plan, and made other technical changes and clarifications). Effective January 1, 2007, the portion of the Plan consisting of the Intel Stock Fund is intended to be an Employee Stock Ownership Plan under Code section 4975(e)(7). That portion of the Plan is intended to be primarily invested in Common Stock that constitutes employer securities (within the meaning of Code section 409(l)). Since the January 1, 2006 restatement, the Plan was amended to reflect various changes in the tax-qualification requirements, including the final regulations under Code section 415, the Pension Protection Act of 2006, and the Heroes Earnings Assistance and Relief Tax Act of 2008; to add Roth Accounts; and to make certain other changes. The Plan was again amended and restated, effective January 1, 2011, primarily to (i) incorporate all prior amendments; (ii) change the name of the Plan to the Intel 401(k) Savings Plan, and reflect the change in the names of the Intel Corporation Profit-Sharing Retirement Plan and the Intel Corporation Defined Benefit Retirement Plan to the Intel Retirement Contribution Plan and the Intel Minimum Pension Plan, respectively; (iii) expand coverage of provisions relating to automatic enrollment with respect to pre-tax deferrals and automatic increases in the elected amount of such deferrals; (iv) add Employer Contribution Accounts generally for employees who commenced employment on and after January 1, 2011, such accounts being intended to hold discretionary employer contributions; and (v) allow terminated participants to withdraw a portion of their accounts once each calendar year. The Plan was again amended and restated, effective January 1, 2014, primarily to (i) incorporate all prior amendments; (ii) revise the forms of payment; (iii) update Appendix A for participating companies and Appendix B for acquired companies; and (iv) provide for automatic enrollment. The Plan was again amended and restated, effective January 1, 2020, primarily to (i) incorporate all prior amendments to the Plan after January 1, 2014; (ii) provide for match contributions; (iii) allow after-tax contributions; (iv) allow Roth in-Plan conversions; (v) revise the automatic enrollment provisions; (vi) provide for reenrollment; (vii) clarify the impact of termination of employment on participant loans; and (viii) specify that amounts transferred to the Intel Minimum Pension Plan are direct rollovers.
(b)The Plan is hereby amended and restated effective September 30, 2025 to (i) reflect all changes made pursuant to the Setting Every Community Up for Retirement Enhancement 2.0 Act of 2022 (“SECURE 2.0”), (ii) clarify the hierarchy for the allocation of forfeitures, (iii) clearly identify the venue for a claimant to bring suit, (iv) provide a statute of limitations in connection with claims, (v) provide for waiver of a jury trial, (vi) include additionally detailed Beneficiary provisions, (vii) specifically allow disclaimers by Beneficiaries, and (viii) make certain other clarifying changes.
(c)The Plan is intended to qualify under Code section 401(a).
SECTION 2. DEFINITIONS
(a)“Account or Accounts” means any of the account(s) described in Section 12(c) or any combination of such account(s), as the context may require.
(b)“Acquired Company” means a company with respect to which the Company or one of its Subsidiaries has acquired ownership or has acquired assets and hired former employees of the Acquired Company. The term Acquired Company includes subsidiaries of the entity acquired.
2

(c)“Administrative Committee” means the members of the Retirement Plans Administrative Committee appointed by the Chief Financial Officer.
(d)“Affiliate” means any entity (whether corporation, partnership, joint venture, or otherwise) a substantial percentage of the equity interest of which is owned by the Company, by one or more Subsidiaries, or by the Company together with one or more Subsidiaries and that has been designated by the Company as an Affiliate for purposes of the Plan.
(e)“Affiliated Group” means the Company, each Subsidiary, and each Affiliate.
(f)“After-Tax Contributions Post 2019” means after-tax amounts contributed to the Plan by Participants on or after January 1, 2020.
(g)“After-Tax Contributions Pre 1988” means after-tax amounts contributed to the Plan by Participants before January 1, 1988.
(h)“After-Tax Post 2019 Account” means an Account that was established on or after January 1, 2020 to hold After-Tax Contributions Post 2019.
(i)“After-Tax Account” means an Account that was established prior to January 1, 1988 to hold After-Tax Contributions before January 1, 1988.
(j)“Allocable Forfeiture” means that portion of a Participant’s Retirement Contribution Account that becomes available for reallocation among other Participants in accordance with Section 18.
(k)“Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity. If the amount payable is a single lump sum payment, the Annuity Starting Date is the first day of the month following the date on which a properly completed claim for such benefit is filed under Section 14(a).
(l)“Beneficiary” means the person or persons, determined under Section 10(c), who are to receive the Participant’s Plan Benefit in the event of the Participant’s death prior to the complete distribution thereof.
(m)“Break in Service” means a 12-consecutive month period that begins on an Employee’s Termination Date during which the Employee is not rehired by a member of the Affiliated Group. Solely for the purposes of determining whether a Break in Service occurs, no

Break in Service shall occur during the 12-consecutive month period following the date on which an Employee is absent from work if the Employee’s absence is because of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the Employee’s adoption of the child, or for purposes of caring for such child for a period beginning immediately after the child’s birth or placement. The Administrative Committee may require that the Employee furnish evidence that the period of absence was due to one of the reasons described above.
(n)“Chief Financial Officer” means the Chief Financial Officer of the Company.
(o) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(p)“Company” means Intel Corporation, a Delaware corporation. As used herein, “Company” may also include any authorized designee of the Company.
(q)“Divestiture” means the discontinuance of a function or group of positions by a Participating Company under circumstances in which an unrelated entity has negotiated with the Company for such function or group of positions and offers immediate employment to affected Employees.
(r)“Early Retirement Date” means the earlier of the date on which a Participant has attained age 55 and completed 15 Years of Service or the date on which the combination of a Participant’s completed Years of Service and attained age (both exclusive of fractional years) equals 75.
(s)“Earnings” means the total remuneration for personal services rendered by an Eligible Employee to any Participating Company for a Plan Year including amounts paid as salary, employee, executive, production, and anniversary bonuses, commissions, overtime, shift differentials (or, in the case of an Eligible Employee who is working outside the United States and is covered by the Participating Company’s expatriate policy, as amended from time to time, the Employee’s base salary before reduction for retained taxes determined in accordance with the Participating Company’s expatriate policy), differential wage payments to individuals performing military service, and amounts contributed to the Plan as Elective Deferrals and salary reduction contributions to the Company’s section 125 plan and the section 129 plan, and elective contributions to the Company’s qualified transportation fringe benefit plan under Code section 132(f)(4), but excluding any compensation for periods prior to the date the Eligible Employee commences participation in the Plan under 3(a) for purposes of Elective Deferrals, and under 3(b) for purposes of Retirement Contributions prior to January 1, 2020 and Allocable Forfeitures, or while such individual was not an Eligible Employee and excluding all or any portion of any items of remuneration that are not considered by the Participating Company to be a part of the Employee’s regular earnings. By way of illustration but not by way of limitation, such excluded items include relocation bonuses or expense reimbursements and any related payments, author incentives, recruitment or referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Code section 79, income realized as a result of participating in any stock option, stock purchase, or similar plan maintained by a Participating Company, and tuition or other reimbursements. “Earnings” also includes payments under the Intel paid leave and short-term disability programs paid through Intel US payroll, excluding any payments that are paid by a third party regardless of how the payment is funded. Notwithstanding the foregoing, Earnings shall not include any amount in excess of the limitation determined under Code section 401(a)(17) (i.e., $350,000 for 2025, as adjusted pursuant to Code section 401(a)(17)(B)).
(t)“Elective Deferrals” means Pre-Tax Deferrals and Roth Deferrals made to the Plan pursuant to Sections 4(a) and 4(b), respectively.
(u)“Eligible Employee” means any Employee of a Participating Company, other than:
(i)An Employee whose employment is covered by a collective-bargaining agreement (unless such agreement expressly provides for participation in the Plan);
(ii)An Employee who is a nonresident alien with respect to the United States and who derives no earned income from a United States source (unless such Employee has been designated as an Eligible Employee by the Company);
(iii)Any Employee or group of Employees designated by the Company as ineligible to participate in the Plan;

(iv)Any Employee who is a leased employee within the meaning of Code section 414(n) and who is providing services to any member of the Affiliated Group;
(v)Any person designated in Company records as an independent contractor or other non-Employee classification, without regard to whether the person is or may be a common law employee;
(vi)An Employee who is working for a Participating Company in Puerto Rico or in any other location outside the United States while so employed (unless the person was transferred to such a position from a position with a Participating Company within the United States (excluding Puerto Rico) and is not covered by any funded Company-sponsored retirement plan, other than this Plan, the Retirement Contribution Plan, or the Intel Minimum Pension Plan, while employed in Puerto Rico or outside the United States);
(vii)If an Employee who was last hired by a Participating Company to work in a position in Puerto Rico or any other location outside the United States is transferred to work for a Participating Company within the United States (excluding Puerto Rico), the Employee shall become an Eligible Employee only if the Employee’s period of assignment is expected to be longer than three years and the Employee is not scheduled to transfer to a Company position in Puerto Rico or any other location outside the United States at the end of the period of assignment;
(viii)Any Employee designated in Company records as an intern; and
(ix)Effective January 1, 1988, any Employee of Intel Semiconductor of Canada Ltd.
An Eligible Employee shall be deemed to remain an Eligible Employee throughout any period of military service if such Employee returns to active employment with a member of the Affiliated Group while such Employee’s reemployment rights are protected by law. An individual’s status as an Eligible Employee shall be determined by the Administrative Committee and such determination shall be conclusive and binding on all persons.

(v)“Employee” means any individual employed by a member of the Affiliated Group as a common-law employee and any individual who is a leased employee within the meaning of Code section 414(n) and who is providing services to any member of the Affiliated Group.
(w)“Employment Relationship” means, with respect to an Employee, the period that begins on the date on which the Employee first works for compensation with a member of the Affiliated Group and that ends on the Employee’s Termination Date. In addition to the period of time described in the preceding sentence, when determining Years of Service for purposes of Section 3 (Eligibility and Participation) and Section 8 (Vesting and Forfeitures), Employment Relationship shall include the period of time following the date on which an Employee quits, is discharged, or becomes disabled if, and only if, the Employee is reemployed by a member of the Affiliated Group within 12 months of the date of such quit, discharge, or disablement. An Employee shall be deemed to have been discharged as of the earlier of the date oral or written notice of discharge is actually received or the date a written notice of discharge is deposited in the United States mail, registered or certified, to the Employee’s last known address reflected on a member of the Affiliated Group’s records.
(x)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
(y)“Free$tock Account” means a Participant’s Free$tock Account maintained as part of the Trust Fund and to which is credited the Participant’s shares of Free$tock Contributions made for Plan Years beginning before January 1, 1987, and any income, gain, or losses accruing with respect thereto.
(z)“Free$tock Contributions” means the contributions the Company made to the Plan that qualified for a tax credit under the Code. No further Free$tock Contributions have been or shall be made for Plan Years beginning on and after January 1, 1987.
(aa)“Fund” means an investment fund established by the Investment Committee for the investment of Accounts pursuant to Section 12(a).
(ab)“Intel Stock” means the common stock of Intel Corporation.
(ac)“Intel Stock Fund” means the investment fund, if any, maintained by the Trustee pursuant to the Trust Agreement for the investment of Elective Deferral contributions to the Plan in Intel Stock, together with shares of Intel Stock, if any, maintained pursuant to the tax credit employee stock ownership provisions of predecessor plans. The Investment Committee may establish rules regarding limitations on the amount of Elective Deferrals that can be invested in the Intel Stock Fund, if applicable, and on the portion(s) of Accounts that may be invested in the Intel Stock Fund.
(ad)“Investment Committee” means the members of the Investment Policy Committee appointed by the Chief Financial Officer.
(ae)“Investment Manager” means a person who qualifies as an “investment manager” within the meaning of section 3(38) of ERISA.
(af)"Job Elimination" means either of the following:
(i)Involuntary termination of employment as an Employee due to discontinuance by a Participating Company of the function or position held by an affected Employee; or
(ii)Voluntary termination of employment as an Employee resulting from participation in a voluntary severance program sponsored by a Participating Company.
(ag)    Any Employee who is not in good standing with the Company or who has rejected a comparable offer of internal employment, as determined by the Company in its sole discretion, shall not be considered eligible for Job Elimination benefits under Section 8(b)(iv). An Employee shall not be considered to be in good standing if such Employee does not meet the requirements set by the Company for the Employee's current job and the Employee has been given written notice of this lack of good standing or has been placed on a corrective action program by the Company. An Employee's pay, grade, site, and whether the job requires the use of similar skills as the current position held by the Employee shall be considered in determining whether an offer of internal employment is a comparable offer. An Employee who terminates employment as a result of a Divestiture shall not be considered eligible for Job Elimination benefits under Section 8(b)(iv).
(ah)“Loan Account” means an Account maintained for a Participant pursuant to Section 7(c).
(ai)“Match Contribution” means the contribution described in Section 19.

(aj)“Match Contribution Account” means an account maintained for a Participant pursuant to Section 19.
(ak)“Merged Company Account” means an Account established to hold company contributions of a plan of an Acquired Company that is merged with and into the Plan.
(al)“Merged Pre-Tax Account” means an Account established to hold pre-tax contributions of a plan of an Acquired Company that is merged with and into the Plan.
(am)“Merged Rollover Account” means an Account established to hold rollover contributions of a plan of an Acquired Company that is merged with and into the Plan.
(an)“Merger Account” means a Participant’s Merged Company Account and/or Merged Pre-Tax Account.
(ao)“Normal Retirement Date” means the date on which the Participant attains age 65.
(ap)“Participant” means an individual who participates in the Plan pursuant to Section 3. An individual shall cease to be a Participant in the Plan as of the earlier of (i) the date on which the Participant’s entire Plan Benefit has been distributed or (ii) the date of the Participant’s death; provided, however, that if a Participant’s Termination Date occurs at a time when the Participant is not entitled to any Plan Benefit, such Participant’s participation in the Plan shall terminate on such Participant’s Termination Date.
(aq)“Participating Company” means the Company and each member of the Affiliated Group that has been certified as a Participating Company by the Administrative Committee.
(ar)“Permanent Service Break” means that a Participant has incurred five or more consecutive Breaks in Service.
(as)“Plan” means the Intel 401(k) Savings Plan, as it may be amended from time to time. Prior to January 1, 2011, the Plan was known as the Intel Corporation 401(k) Savings Plan.
(at)“Plan Administrator” means the person serving in accordance with Section 13(e)(i) as the plan administrator within the meaning of section 3(16)(A) of ERISA, which shall be responsible for the reporting and disclosure requirements under Part 1 of Subtitle B, Title I of ERISA.

(au)“Plan Benefit” means a benefit to which the Participant is entitled under Section 9(a).
(av)“Plan Year” means the calendar year.
(aw)“Pre-Tax Deferrals” means amounts contributed to the Plan on behalf of a Participant pursuant to Section 4(a).
(ax)“Pre-Tax Deferred Account” means an Account established to hold Pre-Tax Deferrals made to the Plan pursuant to Section 4(a).
(ay)“Quarter” means a calendar quarter.
(az)“Retirement Contribution” means the discretionary contribution described in Section 18.
(ba)“Retirement Contribution Account” means an account maintained for a Participant pursuant to Section 18.
(bb)“Retirement Contribution Plan” means the Intel Retirement Contribution Plan, as it may be amended from time to time. Prior to January 1, 2011, the Retirement Contribution Plan was known as the Intel Corporation Profit-Sharing Retirement Plan.
(bc)“Review Panel” means the individuals appointed by the Administrative Committee pursuant to Section 15(a).
(bd)“Rollover Account” means an Account established to hold rollover contributions made to the Plan pursuant to Section 17(a).
(be)“Roth Account” means an Account established to hold Roth Deferrals made to the Plan pursuant to Section 4(b).
(bf)“Roth Deferrals” means amounts contributed to the Plan on behalf of a Participant pursuant to Section 4(b).
(bg)“Roth In-Plan Conversion Account” means an Account established to hold Roth in-Plan conversions pursuant to Section 17(c).
(bh)“Subsidiary” means any corporation with respect to which the Company, one or more Subsidiaries, or the Company together with one or more Subsidiaries own not less than

80% of the total combined voting power of all classes of stock entitled to vote or not less than 80% of the total value of all shares of all classes of stock.
(bi)“Target Date Fund” means a Fund that is established by the Investment Committee that provides investments based on an individual’s age and when benefits will be needed. Prior to January 1, 2011, a Target Date Fund was known as a Lifestage Fund for purposes of the Plan.
(bj)“Termination Date” means any of the following:
(i)The date an Employee dies while employed by a member of the Affiliated Group;
(ii)The date an Employee becomes Totally and Permanently Disabled while employed by a member of the Affiliated Group;
(iii)The date an Employee ceases to be employed by a member of the Affiliated Group by reason of quit, discharge, or retirement; or
(iv)The first anniversary of the date on which the Employee is first absent from service with a member of the Affiliated Group for a reason other than death, disability, quit, discharge, or retirement, unless the Employee is on an approved leave of absence (including military service), and all the requirements of that leave, including reemployment, are satisfied.
(bk)“Total and Permanent Disability” means, effective January 1, 2019, a disability that is covered under the Intel Corporation Long Term Disability Plan, provided that the Participant is no longer an Employee on the applicable payroll records.
(bl)“Trust Agreement” means the agreement entered into by the Company and the Trustee as of December 20, 1985 as amended from time to time, or any successor agreement.
(bm)“Trustee” means the trustee named in the Trust Agreement, and any successor trustee or trustees appointed pursuant to the terms of the Trust Agreement.
(bn)“Trust Fund” means the trust fund established pursuant to the Trust Agreement to hold the assets of the Plan.

(bo)“Valuation Date” means the last day in each calendar year on which the New York Stock Exchange is open (a “business day”), and such other dates on which Accounts are valued, and earnings, expenses, gains, or losses are allocated. The Plan Administrator may designate as Valuation Dates such additional dates as it may select in its sole discretion.
(bp)“Year of Eligibility Service” shall mean a Year of Service credited for purposes of determining eligibility under Section 3(b).
(bq)“Year of Service” means the completion of 365 days (or 366 days if applicable) of service with a member of the Affiliated Group while the Employment Relationship exists. An Employee’s Years of Service shall include any other period that constitutes Years of Service under such written, uniform, and nondiscriminatory rules as the Administrative Committee may adopt from time to time. For purposes of Section 3 (Eligibility and Participation) and Section 8 (Vesting and Forfeitures), Years of Service completed before a Permanent Service Break shall be disregarded in the case of a Participant who has no vested interest in the Plan. For purposes of Section 8 (Vesting and Forfeitures), Years of Service completed after a Permanent Service Break shall be disregarded in determining the nonforfeitable percentage in the amounts allocated to a Participant’s Retirement Contribution Account prior to such Permanent Service Break. An Employee’s Years of Service shall be determined by the Administrative Committee and such determination shall be conclusive and binding on all persons. Year(s) of Service shall be credited, in the case of a Participant who dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u)), as if the Participant had resumed employment immediately prior to the Participant’s death. An Employee’s Years of Service shall include Years of Service with an Acquired Company, provided the following requirements are met: (i) the acquisition occurs on or after January 1, 2009, and (ii) the Employee becomes an Eligible Employee effective concurrent with or immediately following the acquisition.
SECTION 3. ELIGIBILITY AND PARTICIPATION
(a)Participation in the 401(k) Portion of the Plan.
(i)Enrollment – An Employee who becomes an Eligible Employee may, except as otherwise provided below, elect to enroll in the Plan for the purpose of making Elective Deferrals and After-Tax Contributions Post 2019 immediately upon becoming an Eligible Employee. An election under this paragraph, regardless of whether affirmatively made or deemed to have been made by the Eligible Employee, shall entitle such Eligible Employee to be a Participant in the Plan for the purpose of making Elective Deferrals and/or After-Tax Contributions Post 2019, but such Eligible Employee shall not be entitled to Retirement Contributions and Allocable Forfeitures, if any, unless the Eligible Employee also satisfies the requirements of Section 3(b) and Section 18.
Automatic Enrollment on or after January 1, 2007, but before January 1, 2013 – An Employee who becomes an Eligible Employee on or after January 1, 2007 shall automatically be enrolled in the Plan as soon as administratively practicable following 45 days after becoming an Eligible Employee, unless the Eligible Employee affirmatively elects otherwise in a manner prescribed by the Administrative Committee prior to that date.
Automatic Reenrollment between January 1, 2011 and September 30, 2011 – An Employee who was an Eligible Employee during the entire period commencing January 1, 2011 and ending September 30, 2011 and who, during such period, did not enroll in the Plan, shall automatically be enrolled in the Plan as soon as administratively practicable following a notice period that begins not later than October 25, 2011 and ends on January 5, 2012 provided that the Employee (A) is an Eligible Employee on such date and (B) does not affirmatively elect otherwise in a manner prescribed by the Administrative Committee prior to that date.
Automatic Enrollment on or after January 1, 2013, but before January 1, 2020 – An employee who becomes an Eligible Employee on or after January 1, 2013 shall automatically be enrolled in the Plan as soon as administratively practicable following 45 days after becoming an Eligible Employee, unless the Eligible Employee affirmatively elects otherwise in a manner prescribed by the Administrative Committee prior to that date.
Automatic Reenrollment Effective January 1, 2020 – An Employee who was an Eligible Employee before September 27, 2019 and who did not enroll in the Plan or enrolled in the Plan but at less than 5% of regular pay, bonus and commission pay, and/or, in the case of nonexempt employees lump sum payments of accrued vacation pay and the personal absence portion of such nonexempt employee’s Earnings, shall automatically be enrolled or re-enrolled in the Plan as of January 1, 2020 provided that the Employee (A) is an Eligible Employee on such date and (B) does not affirmatively elect otherwise in a manner prescribed by the Administrative Committee prior to that date.
Automatic Enrollment on or after January 1, 2020 – An employee who becomes an Eligible Employee on or after January 1, 2020 shall automatically be enrolled in the Plan as soon as administratively practicable following 45 days after becoming an Eligible Employee, unless the Eligible Employee affirmatively elects otherwise in a manner prescribed by the Administrative Committee prior to that date.
(ii)Reemployed Employees – If a former Employee is reemployed by a Participating Company, the former Employee shall be treated as a new Employee and shall become a Participant in the Plan for purposes of making Elective Deferrals as provided in Section 3(a).
(iii)Inactive Participant – A Participant’s eligibility to make Elective Deferrals shall be suspended for any period with respect to which the Participant is not an Eligible Employee, and during such period such Participant shall be an “Inactive Participant.” An Inactive Participant shall not make Elective Deferrals, but such Inactive Participant’s Accounts shall continue to share in the income, gains, and losses of the Trust Fund.
(iv)Transferred Participant – A Participant’s eligibility to make Elective Deferrals shall be suspended for any period with respect to which the Participant is no longer an Eligible Employee due to the Participant’s transfer to any location outside of the United States, and during such period the Participant shall be an “Inactive Transferred Participant.” An Inactive Transferred Participant shall not make Elective Deferrals, but such Inactive Transferred Participant’s Accounts shall continue to share in the income, gains, and losses of the Trust Fund. Upon such Inactive Transferred Participant’s transfer back to a Participating Company in the United States, such individual shall not be automatically enrolled in the Plan, nor shall such individual’s prior elections be reinstated, but such individual shall be permitted to make an affirmative election to participate.
(b)Participation in the Retirement Contribution Portion of the Plan prior to January 1, 2020.

(i)Eligibility – Each Eligible Employee who for a Plan Year is not eligible to participate in the Intel Retirement Contribution Plan shall automatically commence participation in the Plan with respect to the Retirement Contributions described in Section 18 on the later of:
(A)The first day of the Quarter that is coincident with or next following the date the Employee completes one Year of Eligibility Service; or
(B)The date the Employee becomes an Eligible Employee.
(ii)Reemployed Employees – If a former Employee is reemployed by a Participating Company, the former Employee shall automatically commence or recommence participation in the Plan with respect to Retirement Contributions on the later of:
(A)The first day of the Quarter coincident with or next following the date the former Employee completes one Year of Eligibility Service before or after reemployment; or
(B)The date the former Employee becomes an Eligible Employee following reemployment, unless the Employee has suffered a Permanent Service Break at the time of the Employee’s reemployment, in which case the Employee shall automatically commence or recommence participation on the date the Employee meets the requirements of Section 3(b)(i) following reemployment.
(iii)Inactive Participant – A Participant’s participation in the Plan with respect to Retirement Contributions shall be suspended for any period with respect to which the Participant is not an Eligible Employee, and during such period the Participant shall be an “Inactive Participant.” An Inactive Participant shall not receive allocations of Retirement Contributions or Allocable Forfeitures, if any, but such Inactive Participant’s Account shall continue to share in income, gains, and losses of the Trust Fund.
(iv)Transferred Participant – A Participant’s participation in the Plan with respect to Retirement Contributions shall be suspended for any period with respect to which the Participant is no longer an Eligible Employee due to the Participant’s transfer to any location outside of the United States, and during such period the Participant shall be an “Inactive Transferred Participant.” An Inactive Transferred Participant shall not receive allocations of Retirement Contributions or Allocable Forfeitures, if any, but such Inactive Transferred Participant’s Account shall continue to share in income, gains, and losses of the Trust Fund.
(c)Participation in the Match Contribution Portion of the Plan on and after January 1, 2020.
(i)Eligibility – Beginning January 1, 2020, each Eligible Employee shall automatically commence participation in the Plan with respect to the Match Contributions described in Section 19 on the later of: (A) January 1, 2020, or (B) the date the Employee becomes an Eligible Employee.
(ii)Reemployed Employees – If a former Employee is reemployed by a Participating Company, the former Employee shall automatically commence or recommence participation in the Plan with respect to Match Contributions on the date the Employee becomes an Eligible Employee following reemployment, unless the Employee has suffered a Permanent Service Break at the time of the Employee’s reemployment, in which case the Employee shall automatically commence or recommence participation on the date the Employee meets the requirements of Section 3(c)(i) following reemployment.
(iii)Inactive Participant – A Participant’s participation in the Plan with respect to Match Contributions shall be suspended for any period with respect to which the Participant is not an Eligible Employee, and during such period the Participant shall be an “Inactive Participant.” An Inactive Participant shall not receive allocations of Match Contributions, but such Inactive Participant’s Account shall continue to share in income, gains, and losses of the Trust Fund.
(iv)Transferred Participant – A Participant’s participation in the Plan with respect to Match Contributions shall be suspended for any period with respect to which the Participant is no longer an Eligible Employee due to the Participant’s transfer to any location outside of the United States, and during such period the Participant shall be an “Inactive Transferred Participant.” An Inactive Transferred Participant shall not receive allocations of Match Contributions, but such Inactive Transferred Participant’s Account shall continue to share in income, gains, and losses of the Trust Fund.

SECTION 4. ELECTIVE DEFERRALS AND AFTER-TAX CONTRIBUTIONS POST 2019.
(a)Pre-Tax Deferrals.
(i)Amount of Pre-Tax Deferrals – An Eligible Employee may elect to have such Eligible Employee’s taxable compensation reduced and the corresponding Pre-Tax Deferrals contributed to the Plan on such Eligible Employee’s behalf for any Plan Year in an amount equal to any whole percentage of such Eligible Employee’s Earnings, or of any separate component of Earnings under uniform and nondiscriminatory rules established by the Administrative Committee, up to the maximum percentage established by the Company, in each subsequent pay period during the Plan Year, subject to the limitations in Section 5. A Participant shall designate the rate of contribution in the manner prescribed by the Administrative Committee, and such election shall remain in effect until changed as provided in Section 4(d). An election shall be deemed incomplete and shall not be accepted unless the Participant specifies, in the manner prescribed by the Administrative Committee, the Funds in which such Pre-Tax Deferrals shall be invested as provided in Section 12.
(ii)Amount of Pre-Tax Deferrals under Automatic Enrollment on or after January 1, 2007, but before January 1, 2013 or Automatic Reenrollment between January 1, 2011 and September 30, 2011 – An Eligible Employee who is automatically enrolled in the Plan pursuant to the second or third paragraphs of Section 3(a)(i) shall be deemed to have elected to make Pre-Tax Deferrals in an amount equal to 3% of the regular pay portion of such Eligible Employee’s Earnings only (and not including bonuses and commission pay, or in the case of nonexempt employees lump sum payments of accrued vacation pay and personal absence), absent an affirmative election otherwise in a manner prescribed by the Administrative Committee. A Participant’s deemed election of 3% of the regular pay portion of the Participant’s Earnings shall increase by one percentage point effective as of the first payroll period ending on or after April 1, 2012 (or, if later, ending on or after April 1 of the Plan Year following the Plan Year in which the Eligible Employee’s deemed election occurs) and as of the first payroll period ending on or after April 1 of each successive Plan Year to a maximum Pre-Tax Deferral of 10%, subject to the limitations in Section 5, unless such Participant elects otherwise pursuant to the provisions of Section 4(d). Such Pre-Tax Deferrals shall be invested as provided in Section 12(a).
(iii)Amount of Pre-Tax Deferrals under Automatic Enrollment on or after January 1, 2013, but before January 1, 2020 – An Eligible Employee who is automatically enrolled in the Plan pursuant to the fourth paragraph of Section 3(a)(i) shall be deemed to have elected to make Pre-Tax Deferrals in an amount equal to 6% of the regular pay portion of such Eligible Employee’s Earnings only (and not including bonus and commission pay, or in the case of nonexempt employees lump sum payments of accrued vacation pay and personal absence), absent an affirmative election otherwise in a manner prescribed by the Administrative Committee. A Participant’s deemed election of 6% of the regular pay portion of the Participant’s Earnings shall increase by two percentage points effective as of the first payroll period ending on or after April 1, 2014 (or, if later, ending on or after April 1 of the Plan Year following the Plan Year in which the Eligible Employee’s deemed election occurs) and as of the first payroll period ending on or after April 1 of each successive Plan Year to a maximum Pre-Tax Deferral of 16% of the regular pay portion of the Participant’s Earnings, subject to the limitations in Section 5, unless such Participant elects otherwise pursuant to the provisions of Section 4(d). Such Pre-Tax Deferrals shall be invested as provided in Section 12(a).
(iv)Amount of Deferrals under Automatic Reenrollment Effective January 1, 2020 – An Eligible Employee who is automatically reenrolled in the Plan pursuant to the fifth paragraph of Section 3(a)(i) and who previously elected to make Pre-Tax Deferrals or a combination of Pre-Tax Deferrals and Roth Deferrals that equaled less than 5% in any of the regular pay, bonus and commissions pay, and/or, in the case of nonexempt employees lump sum payments of accrued vacation pay and personal absence portions of Earnings (including a 0% election) shall be deemed to have elected to make:
(i)    (A)    Pre-Tax Deferrals in an amount equal to 5% of the regular pay, bonus and commissions pay, and/or, in the case, of nonexempt employees lump sum payments of accrued vacation pay and the personal absence portion of such nonexempt Employee’s Earnings as applicable, if such nonexempt Employee’s existing election provided for only Pre-Tax Deferrals, or

(ii)    (B)    Pre-Tax Deferrals in an amount equal to the amount required for the Eligible Employee’s existing combined Pre-Tax Deferrals and Roth Deferrals to equal 5% of the regular pay, bonus and commissions pay, and/or, in the case of nonexempt employees, lump sum payments of accrued vacation pay and personal absence portion the nonexempt Employee’s Earnings as applicable, if the nonexempt Employee’s existing election provided for both Pre-Tax Deferrals and Roth Deferrals,
(iii)absent an affirmative election otherwise in a manner prescribed by the Administrative Committee. Such deferrals shall be invested according to the investment elections in effect as of the date of the first contribution under this section, or, if no investment elections are on file, as provided in Section 12(a).
(v)Notwithstanding the foregoing and for the avoidance of doubt, to the extent the election of an Eligible Employee who is automatically enrolled in the Plan pursuant to this Section 4(a)(iv) equals 5% or more of any of the regular pay, bonus and commissions pay, and/or, in the case of nonexempt employees lump sum payments of accrued vacation pay and personal absence portions of Earnings as applicable, the Eligible Employee’s election in that pay type shall remain in effect.
(vi)The Catch-Up Contribution election under Section 4(g) of an Eligible Employee who is automatically enrolled in the Plan pursuant to this Section 4(a)(iv) shall apply to the regular pay portion of such Eligible Employee’s Earnings. A Participant’s affirmative or deemed election as of November 13, 2019, if any, to increase the Participant’s election annually shall continue to be effective after the Participant’s reenrollment pursuant to this Section 4(a)(iv).
(vii)Amount of Pre-Tax Deferrals under Automatic Enrollment on or after January 1, 2020 – An Eligible Employee who is automatically enrolled in the Plan pursuant to the sixth paragraph of Section 3(a)(i) shall be deemed to have elected to make Pre-Tax Deferrals in an amount equal to 5% of the regular pay and bonus and commission pay portion of such Eligible Employee’s Earnings only (and not including, in the case of nonexempt employees, lump sum payments of accrued vacation pay and personal absence), absent an affirmative election otherwise in a manner prescribed by the

Administrative Committee. A Participant’s deemed election of 5% of the regular pay portion of Earnings shall increase by two percentage points effective as of the first payroll period ending on or after April 1, 2021 (or, if later, ending on or after April 1 of the Plan Year following the Plan Year in which the Eligible Employee’s deemed election occurs) and as of the first payroll period ending on or after April 1 of each successive Plan Year to a maximum Pre-Tax Deferral of 15%, subject to the limitations in Section 5, unless such Participant elects otherwise pursuant to the provisions of Section 4(d). Such Pre-Tax Deferrals shall be invested as provided in Section 12(a).
(viii)Pre-Tax Deferrals shall be deemed to be employer contributions to the Plan, and a Participant’s election or deemed election to commence making Pre-Tax Deferrals shall constitute an election (for federal tax purposes and, wherever permitted, for state, local, and foreign tax purposes) to have the Participant’s taxable compensation reduced by the amount of all Pre-Tax Deferrals.
(ix)A Participant’s Pre-Tax Deferrals shall be credited to the Participant’s Pre-Tax Deferred Account.
(b)Roth Deferrals.
(i)Amount of Roth Deferrals – An Eligible Employee may elect to have Roth Deferrals contributed to the Plan on the Eligible Employee’s behalf for any Plan Year, in lieu of all or a portion of the Pre-Tax Deferrals or After-Tax Deferrals the Participant is otherwise eligible to make pursuant to Section 4(a) and 4(c), in an amount equal to any whole percentage of the Eligible Employee’s Earnings, up to the maximum percentage established by the Company, in each subsequent pay period during the Plan Year, subject to the limitations in Section 5. A Participant shall designate the rate of contribution in the manner prescribed by the Administrative Committee. An election shall be deemed incomplete and shall not be accepted unless the Participant specifies, in the manner prescribed by the Administrative Committee, the Funds in which such Roth Deferrals shall be invested as provided in Section 12.
(ii)Amount of Roth Deferrals under Automatic Reenrollment Effective January 1, 2020 – An Eligible Employee who is automatically enrolled in the Plan pursuant to the fifth paragraph of Section 3(a)(i) and who previously elected to make only

Roth Deferrals at less than 5% in any of the regular pay, bonus and commissions pay, and/or, in the case of nonexempt employees lump sum payments of accrued vacation pay and personal absence portions of Earnings shall be deemed to have elected to make Roth Deferrals in an amount equal to 5% of the regular pay, bonus and commissions pay, and/or, in the case of nonexempt employees lump sum payments of accrued vacation pay and personal absence portions of the nonexempt employee’s Earnings, as applicable, absent an affirmative election otherwise in a manner prescribed by the Administrative Committee. Such Roth Deferrals shall be invested according to the investment elections in effect as of the date of the first contribution under this section, or, if no investment elections are on file, as provided in Section 12(a).
(iii)    Notwithstanding the foregoing and for the avoidance of doubt, to the extent the election of an Eligible Employee who is automatically enrolled in the Plan pursuant to this Section 4(b)(ii) equals 5% or more of any of the regular pay, bonus and commissions pay, and/or, in the case of nonexempt employees lump sum payments of accrued vacation pay and personal absence portions of Earnings as applicable, the Eligible Employee’s election in that pay type shall remain in effect.
(iv)    The Catch-Up Contribution election under Section 4(g) of an Eligible Employee who is automatically enrolled in the Plan pursuant to this Section 4(b)(ii) shall apply to the regular pay portion of such Eligible Employee’s Earnings.
(v)A Participant’s affirmative or deemed election as of November 13, 2019, if any, to increase the Participant’s election annually shall continue to be effective after the Participant’s reenrollment pursuant to this Section 4(b)(ii).
(vi)Roth Deferrals shall be deemed to be employer contributions to the Plan; however, a Participant’s election to commence making Roth Deferrals shall constitute an irrevocable election (for federal tax purposes and, wherever permitted, for state, local, and foreign tax purposes) to have the Participant’s Roth Deferrals treated by the Company as includible in the Participant’s gross income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(vii)A Participant’s Roth Deferrals shall be credited to the Participant’s Roth Account.
(c)After-Tax Contributions Post 2019.
(i)Amount of After-Tax Contributions Post 2019 – An Eligible Employee may elect to have After-Tax Contributions Post 2019 contributed to the Plan on the Eligible Employee’s behalf for any Plan Year in an amount equal to any whole percentage of such Eligible Employee’s Earnings, up to the maximum percentage established by the Company, in each subsequent pay period during the Plan Year, subject to the limitations in Section 5. A Participant shall designate the rate of contribution in the manner prescribed by the Administrative Committee. An election shall be deemed incomplete and shall not be accepted unless the Participant specifies, in the manner prescribed by the Administrative Committee, the Funds in which such After-Tax Contributions Post 2019 shall be invested as provided in Section 12.
(ii)A Participant’s After-Tax Contributions Post 2019 shall be credited to the Participant’s After-Tax Post 2019 Account.
(d)Change of Rate.
A Participant (regardless of whether the Participant affirmatively elects to enroll in the Plan or is automatically enrolled in the Plan) may change the rate of the Participant’s Pre-Tax Deferrals, Roth Deferrals and/or After-Tax Contributions Post 2019 to any other rate permitted under this Section 4 and Section 5 by providing notice in the manner prescribed by the Administrative Committee. The Administrative Committee, in its sole discretion, may change the due date for providing such notice provided that any change in the due date shall be communicated to the affected Participants, nondiscriminatory in effect, and uniformly applied. A Participant may elect to cease making any Pre-Tax Deferrals, Roth Deferrals and/or After-Tax Contributions Post 2019 in the manner prescribed by the Administrative Committee. By providing notice in the manner prescribed by the Administrative Committee, a Participant may elect to recommence Pre-Tax Deferrals, Roth Deferrals and/or After-Tax Contributions Post 2019. Such elections shall take effect as soon as reasonably practicable after the Administrative Committee receives such notice.

(e)Manner of Payment.
Elective Deferrals and After-Tax Contributions Post 2019 shall be made through payroll deductions from the Participant’s Earnings.
(f)Deposit With Trustee.
A Participant’s Elective Deferrals and After-Tax Contributions Post 2019 shall be paid to the Trustee as soon as reasonably practicable after they are withheld.
(g)Catch-up Contributions.
A Catch-Up Eligible Participant may make Elective Deferrals that exceed any of the Applicable Limits, but only to the extent they do not exceed the Catch-Up Contribution Limit, including increases permitted under Code section 414(v)(2)(E)(i). Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 401(a)(30), 402(h), 403(b), 408, 415(c), 457(b)(2) (determined without regard to Code section 457(b)(3)), 401(k)(3), 401(k)(11), 401(k)(12), 410(b), and 416. Effective January 1, 2026, Catch-Up Contributions shall be made on a Roth after-tax basis to the extent required under the SECURE 2.0 and the related Treasury Regulations and applicable guidance. The following definitions apply for purposes of this Section 4(g).
(i)“Catch-Up Eligible Participant” means a Participant who is an Eligible Employee and is age 50 or older or projected to attain 50 before the end of the calendar year.
(ii)“Applicable Limits” means
(A)A statutory limit on elective deferrals or annual additions permitted to be made (without regard to Code section 414(v) and this Section 4(g)) with respect to an employee for a year provided in Code sections 401(a)(30), 402(h), 403(b)(l)(E), 404(h), 408(k), 408(p), 415, or 457, as applicable;
(B)An employer-provided limit that is described under Section 4(a); or

(C)The actual deferral percentage limit that is the highest amount of elective deferrals that can be retained in the plan by a highly compensated employee under the rules of Code section 401(k)(8)(C).
(iii)“Catch-Up Contribution Limit” means the applicable dollar amount set forth in Code section 414(v)(2) as in effect from time to time, including increases permitted under Code section 414(v)(2)(E)(i).
SECTION 5. CONTRIBUTION LIMITATIONS.
(a)Definitions.
(i)“Aggregate 401(k) Contributions” means, for any Plan Year, the sum of the following: (A) the Participant’s Elective Deferrals for the Plan Year; and (B) the Qualified Nonelective Contributions allocated to the Participant’s Accounts as of a date within the Plan Year, to the extent that such Qualified Nonelective Contributions are aggregated with Elective Deferrals pursuant to Section 5(b)(v). The preceding sentence notwithstanding, Aggregate 401(k) Contributions shall not include (A) the Excess Deferrals of a Nonhighly Compensated Employee that are refunded to such Nonhighly Compensated Employee, provided that such Excess Deferrals are solely attributable to elective contributions under a plan or plans (including the Plan) maintained by the Section 415 Employer Group; or (B) the Participant’s Elective Deferrals that are refunded in accordance with Section 5(c).
(ii)“Annual Additions” means, for any Plan Year, the sum of the following:
(A)The amount of aggregate after-tax contributions that the Participant contributes during the Plan Year to any qualified plan maintained by the Section 415 Employer Group;
(B)The amount of contributions made on behalf of the Participant to any qualified defined contribution plan maintained by the Section 415 Employer Group pursuant to an election by the Participant under a qualified cash or deferred arrangement (including Elective Deferrals contributed to this Plan); and
(C)The amount of employer contributions and forfeitures allocated to the Participant for the Plan Year under any qualified defined contribution plan maintained by the Section 415 Employer Group (including Retirement Contributions and Allocable Forfeitures under this Plan).
(iii)“Excess Contributions” means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees are reduced pursuant to Section 5(b)(ii).
(iv)“Excess Deferrals” means the amount of a Participant’s Pre-Tax Deferrals, Roth Deferrals, and elective deferrals (within the meaning of Code section 402(g)(3)) that exceed the limitation set forth in Section 5(b)(i).
(v)“Highly Compensated Employee” means an active Employee who:
(A)During the look-back year received Total Compensation of more than $160,000 (as adjusted to reflect a cost-of-living) and was a member of the Top-Paid Group; or
(B)At any time during the look-back year or the determination year was a 5% owner (as defined in Code section 416(i)(l)).
For purposes of this Section, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group and the Total Compensation that is considered, shall be made in accordance with Code section 414(q) and regulations thereunder.
(vi)“Nonhighly Compensated Employee” for any Plan Year means any active Employee who is not a Highly Compensated Employee.
(vii)“Qualified Nonelective Contribution” shall mean a contribution made by the Company to the Plan pursuant to Section 5(b)(vi).
(viii)“Section 415 Compensation” shall mean the “Wages” in Subsection (C) of Section 5(a)(x) received by an Employee from members of the Section 415 Employer Group.
(ix)“Section 415 Employer Group” means the Company and any Subsidiary, but Code sections 414(b) and (c) shall be deemed modified by application of the provisions of Code section 415(h), which substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent” in Code section 1563(a)(1), which is then incorporated by reference in Code section 414(b).
(x)“Section 414(s) Compensation” means any one of the following definitions of compensation received by an Employee from the Section 415 Employer Group:
(A)Compensation as defined in Treasury Regulation section 1.415(c)-2 or any successor thereto;
(B)“Wages” as defined in Code section 3401(a) for purposes of income tax withholding at the source, including “differential wage payments” as defined in Code section 3401(h), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)), plus amounts that would be included in Wages but for an election under Code sections 125(a), 132(f)(4), 402(e)(3), or 457(b);
(C)“Wages” as defined in Code section 3401(a) for purposes of income tax withholding at the source, including “differential wage payments” as defined in Code section 3401(h), plus amounts that would be included in Wages but for an election under Code sections 125(a), 132(f)(4), 402(e)(3), or 457(b) and all other payments of compensation reportable under Code sections 6041(d), 6051(a)(3) and 6052 and the regulations thereunder, determined without regard to any rules that limit such Wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2));
(D)Any of the definitions of Section 414(s) Compensation set forth in Subsections (A), (B), and (C) above, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits;

(E)Any of the definitions of Section 414(s) Compensation set forth in Subsections (A), (B), (C), and (D) above, modified to include any elective contributions made by the Section 415 Employer Group on behalf of the Employee that are not includable in gross income under Code section 125, 402(e)(3), 402(h), 403(b), or 132(f)(4); or
(F)Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in Treasury Regulation section 1.414(s)-1(d)(2) or the successor thereto.
Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of this Section 5 for the relevant determination period. For purposes of applying the limitations set forth in Subsections (b) and (c) of this Section 5, Section 414(s) Compensation shall not include compensation paid to an Employee for a Plan Year in excess of the limit specified in Code section 401(a)(17), as such amount may be adjusted by the Secretary of the Treasury from time to time.
(xi)“Top-Paid Group” for any Plan Year means the top 20% (in terms of Total Compensation) of all Employees of the Company and its Subsidiaries. In determining the Top-Paid Group, the Company may, in its sole discretion, exclude any or all of the following:
(A)Any Employee who is a nonresident alien with respect to the United States who receives no income with a source within the United States from the Section 415 Employer Group;
(B)Any Employee who has not completed at least 500 hours of service during any six-month period at the end of the Plan Year;
(C)Any Employee who normally works less than 17½ hours per week;
(D)Any Employee who normally works no more than six months during any year; and

(E)Any Employee who has not attained the age of 21 at the end of the Plan Year.
(xii)“Total Compensation” means compensation described in Subsections (A), (B), or (C) of Section 5(a)(x), but determined by including amounts deferred but not refunded under a cafeteria plan, as such term is defined in Code section 125(c) and under a plan, including this Plan, qualified under Code section 401(k). Any definition of Total Compensation shall be used consistently to define the compensation of all Highly Compensated Employees taken into account in satisfying the requirements of an applicable provision of this Section 5 for the relevant determination period.
(b)Deferral, Average Deferral Percentage, Match, After-Tax and Average Contribution Percentage Limitations.
(i)Return of Excess Deferrals.
(A)The aggregate Elective Deferrals of any Participant for any calendar year, together with the Participant’s elective deferrals under any other plan or arrangement to which Code section 402(g) applies and that is maintained by the Section 415 Employer Group, shall not exceed the limits provided by Code section 402(g). In the event that the aggregate Elective Deferrals of any Participant for any calendar year, together with any other elective deferrals (within the meaning of Code section 402(g)(3)) under all plans, contracts, or arrangements of the Section 415 Employer Group, exceed the limits provided by Code section 402(g), then the Participant may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Administrative Committee in the manner prescribed by the Administrative Committee as soon as practicable following the close of such calendar year. If timely notice is received by the Administrative Committee, then such portion of the Excess Deferrals, and any income or loss allocable to such portion through the end of the year, shall be refunded to the Participant not later than the April 15 next following the close of such calendar year. If the Participant fails to request a distribution of Excess Deferrals, the Administrative Committee shall be deemed to have notice of the Excess Deferrals and shall designate one or more plans maintained by the Section 415 Employer Group, from which the refund of Excess Deferral and allocable income or loss shall be made. Such refunds shall be made no later than April 15 next following the close of such calendar year. A Participant may designate the extent to which such excess amount is composed of Pre-Tax Deferrals and Roth Deferrals but only to the extent such types of Elective Deferrals were made for the Plan Year. If the Participant does not make such a designation, the Plan shall treat such excess amount as if it were composed first of Roth Deferrals and then of Pre-Tax Deferrals, each to the extent such Elective Deferrals were made on behalf of the Participant for the Plan Year.
(B)In the event a Participant’s elective deferrals for a calendar year (including Elective Deferrals under this Plan) to any and all plans in which he was a participant exceed the limits provided by Code section 402(g), then such Participant may designate all or a portion of such excess contributed to this Plan as the amount to be refunded by April 15 of the following calendar year. Such a refund shall be made only if the Participant notifies the Administrative Committee in the manner prescribed by the Administrative Committee by the March 1 next following the calendar year in which the Excess Deferrals were made. A Participant may designate the extent to which such excess amount is composed of Pre-Tax Deferrals and Roth Deferrals but only to the extent such types of Elective Deferrals were made for the Plan Year. If the Participant does not make such a designation, the Plan shall treat such excess amount as if it were composed first of Roth Deferrals and then of Pre-Tax Deferrals, each to the extent such Elective Deferrals were made on behalf of the Participant for the Plan Year.
(ii)Average Deferral Percentage Limitation.
The Plan shall satisfy the average deferral percentage test, as provided in Code section 401(k)(3) and the regulations issued thereunder. Subject to the special rules described in Section 5(b)(vii), the Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(A)A Deferral Percentage shall be determined for each Highly Compensated Employee who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of 1%, of the Highly Compensated Employee’s Aggregate 401(k) Contributions for the Plan Year to the Highly Compensated Employee’s Section 414(s) Compensation for the Plan Year;
(B)For Plan Years beginning prior to January 1, 1997 and for Plan Years beginning after December 31, 2019, a Deferral Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the Plan Year is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of 1%, of the Nonhighly Compensated Employee’s Aggregate 401(k) Contributions for the Plan Year to the Nonhighly Compensated Employee’s Section 414(s) Compensation for the Plan Year;
(C)For Plan Years beginning after December 31, 1996, but prior to January 1, 2020, and except to the extent that the Company elects (in accordance with applicable law) to apply Section 5(b)(ii)(B) rather than this Section 5(b)(ii)(C), a Deferral Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the preceding Plan Year, was a Participant (including a suspended Participant) or who was eligible to participate in the Plan, which Deferral Percentage shall be the ratio, calculated to the nearest one-hundredth of 1%, of the Nonhighly Compensated Employee’s Aggregate 401(k) Contributions for the preceding Plan Year to the Nonhighly Compensated Employee’s Section 414(s) Compensation for the preceding Plan Year; and
(D)The Aggregate 401(k) Contributions of Highly Compensated Employees shall constitute Excess Contributions and shall be reduced, pursuant to Sections 5(b)(iv) and 5(b)(v), to the extent that the Average Deferral Percentage of Highly Compensated Employees exceeds the greater of (1) 125% of the Average Deferral Percentage of Nonhighly Compensated Employees or (2) the

lesser of (A) 200% of the Average Deferral Percentage of Nonhighly Compensated Employees or (B) the Average Deferral Percentage of Nonhighly Compensated Employees plus two percentage points.
(iii)Average Contribution Percentage Limitation.
The Plan shall satisfy the average contribution percentage test, as provided in Code section 401(m)(2) and the regulations issued thereunder. Subject to the special rules described in Section 5(b)(vii), the Match Contributions and After-Tax Contributions Post 2019 of Highly Compensated Employees shall not exceed the limits described below:
(A)A Contribution Percentage shall be determined for each Highly Compensated Employee who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of 1%, of the Highly Compensated Employee’s Match Contributions and After-Tax Contributions Post 2019 for the Plan Year to the Highly Compensated Employee’s Section 414(s) Compensation for the Plan Year;
(B)For Plan Years beginning after December 31, 2019, a Contribution Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the Plan Year, was a Participant (including a suspended Participant) or who was eligible to participate in the Plan, which Contribution Percentage shall be the ratio, calculated to the nearest one-hundredth of 1%, of the Nonhighly Compensated Employee’s Match Contributions and After-Tax Contributions Post 2019 for the Plan Year to the Nonhighly Compensated Employee’s Section 414(s) Compensation for the Plan Year;
(C)The Match Contributions and After-Tax Contributions Post 2019 of Highly Compensated Employees shall be reduced in the same manner as Excess Contributions attributable to Elective Deferrals as described in Sections 5(b)(iv) and 5(b)(v), to the extent that the Average Contribution Percentage of Highly Compensated Employees exceeds the greater of (1) 125% of the Average Contribution Percentage of Nonhighly Compensated Employees or (2) the lesser of (A) 200% of the Average Contribution Percentage of Nonhighly Compensated

Employees or (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.
(iv)Allocation of Excess Contributions to Highly Compensated Employees.
Excess Contributions shall be allocated to Highly Compensated Employees on the basis of the amount of contributions by or on behalf of each Highly Compensated Employee.
(v)Distribution of Excess Contributions Attributable to Elective Deferrals.
(vi)Excess Contributions attributable to Elective Deferrals allocated to Highly Compensated Employees for the Plan Year pursuant to Section 5(b)(iii), together with income or loss allocable to such Excess Contributions attributable to Elective Deferrals through the end of the year, shall be distributed to such Highly Compensated Employees not later than two and one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year. A Highly Compensated Employee may designate the extent to which such excess amount is composed of Pre-Tax Deferrals and Roth Deferrals but only to the extent such types of Elective Deferrals were made for the Plan Year. If the Highly Compensated Employee does not make such a designation, the Plan shall treat such excess amount as if it were composed first of Pre-Tax Deferrals and then of Roth Deferrals, each to the extent such Elective Deferrals were made on behalf of the Participant for the Plan Year.
(vii)Corrective Qualified Nonelective Contributions.
(A)In order to satisfy (or partially satisfy) the Average Deferral Percentage limitation described in Section 5(b)(ii) or the Average Contribution Percentage limitation described in Section 5(b)(iii), the Company, in its sole discretion, may make a Qualified Nonelective Contribution to the Plan. Any such Qualified Nonelective Contribution shall be allocated to the Accounts of eligible Nonhighly Compensated Employees for the Plan Year in a manner determined by the Company in its sole discretion, provided that the requirements of Treasury Regulation sections 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6) are satisfied. Such allocations shall continue until the Plan satisfies the Average Deferral Percentage limitation described in Section 5(b)(ii) and the Average Contribution Percentage limitation described in Section 5(b)(iii), or until the amount of such Qualified Nonelective Contribution is exhausted.
(B)The Company, in its sole discretion, may include all or a portion of the Qualified Nonelective Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 5(b)(ii) for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(k)-2(a)(6) are satisfied.
(C)Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the Plan Year and shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of the Plan Year. In all other respects, the investment, vesting, and distribution of Qualified Nonelective Contributions shall be governed by the provisions of the Plan concerning Pre-Tax Deferrals.
(viii)Special Rules.
The following special rules shall apply for purposes of this Section 5(b):
(A)The amount of Excess Deferrals to be distributed to a Participant for a calendar year pursuant to Section 5(b)(i) shall be reduced by the amount of any Excess Contributions previously distributed to such Participant for the Plan Year ending with or within such calendar year;
(B)The amount of Excess Contributions to be distributed to a Participant for a Plan Year pursuant to Section 5(b)(ii) shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the calendar year ending with or within such Plan Year;
(C)For purposes of applying the limitation described in Section 5(b)(i), the Actual Deferral Percentage of any Highly Compensated Employee who is eligible to make Elective Deferrals and to make elective deferrals (within the meaning of Code section 402(g)(3)) under any other plans, contracts, or arrangements of an Affiliated Company shall be determined as if all such Elective

Deferrals were made under a single arrangement; provided, however, that plans, contracts, and arrangements shall not be treated as a single arrangement to the extent that Treasury Regulation section 1.401(k)-1(b)(4)(ii) prohibits aggregation;
(D)In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code section 401(a)(4), 401(k) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code section 410(b)(2)(A)(ii)); and
(E)In the event that the mandatory disaggregation rules of Treasury Regulation section 1.401(k)-1(b)(4)(iv) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Section 5(b)(vii)(D) above, then the limitation described in Section 5(b)(ii) shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement.
(ix)Prospective Limitations on Pre-Tax Deferrals, Roth Deferrals and After-Tax Contributions Post 2019.
At any time, the Administrative Committee (at its sole discretion) may reduce the maximum rate at which any Participant may make Elective Deferrals and After-Tax Contributions Post 2019 to the Plan, or the Administrative Committee may require that any Participant discontinue all Elective Deferrals and After-Tax Contributions Post 2019 in order to ensure that the limitations described in this Section 5(b) are met. Any reduction or discontinuance of Elective Deferrals and After-Tax Contributions Post 2019 may be applied selectively to individual Participants or to particular classes of Participants, as the Administrative Committee may determine. Upon such date as the Administrative Committee may determine, this Section 5(b)(viii) shall automatically cease to apply until the Administrative Committee again determines that a reduction or discontinuance of Elective Deferrals and After-Tax Contributions Post 2019 is required for any Participant.

(c)Allocation Limitations.
(i)Limitation on Contributions. The Annual Additions allocated or attributed to a Participant for any Plan Year shall not exceed the lesser of the following:
(A)The dollar limitation for defined contribution plans under Code section 415(c)(1)(A) in effect as of January 1 of such Plan Year, as adjusted pursuant to Code section 415(d); or
(B)100% of the Participant’s Section 415 Compensation for such year.
(ii)Excess Annual Additions. If as a result of a reasonable error in estimating a Participant’s Earnings or a reasonable error in estimating the amount of Elective Deferrals and/or After-Tax Contributions Post 2019 that may be made under the limits set forth in Section 5(b)(i), a Participant’s Annual Additions exceed the maximum set forth in Section 5(c)(i) above, the Excess Annual Additions shall be reduced in order first from After-Tax Contributions Post 2019, then from Roth in-Plan conversions, then from Roth Deferrals and Match Contributions thereon, then from Pre-Tax Deferrals and Match Contributions thereon. If the amount of Elective Deferrals under the Plan must be reduced to meet the limitation described in Section 5(b)(i), such contributions shall be adjusted for gains or losses attributable to such contributions as determined by the Administrative Committee pursuant to Code section 415 and regulations issued thereunder, and shall normally be distributed to the Participant prior to March 15 following the close of the Plan Year.
(iii)Reduction of Contributions to Prevent Excess Annual Additions. In order to preclude Excess Annual Additions with respect to any Participant, the Administrative Committee, at any time and from time to time during the Plan Year and at its sole discretion, may limit the aggregate rate of Elective Deferrals and After-Tax Contributions Post 2019 to the Plan. The Administrative Committee may impose such limits on all Participants, notwithstanding that such action may prevent some Participants from making the maximum Elective Deferrals and After-Tax Contributions Post 2019 allowed by law.

(iv)Disposition of Excess Employer Contributions. If the amount of the Retirement Contributions and Allocable Forfeitures, and Match Contributions allocated to a Participant for any Plan Year must be reduced to meet the limitation described in Section 5(c)(i), then the amount of the reduction including any income attributable thereto shall be applied to reduce the total amount that the Company otherwise would contribute for such year pursuant to Sections 18(a) and 19(a). If the amount that the Company may contribute is thereby reduced to zero and if there are Retirement Contributions and Allocable Forfeitures, and Match Contributions that still cannot be allocated to any Participant because of the limitation described in Section 5(c)(i), then the excess shall be transferred to a limitation account maintained under the Plan. Any gains, income, or losses attributable to the limitation account shall be allocated to such account. All amounts credited to the limitation account shall be applied to reduce the total amount that the Company otherwise would contribute to the Plan for the next Plan Year, and for succeeding Plan Years if necessary. Such amounts shall be allocated among Participants pursuant to Section 18(b) until the limitation account is exhausted. No Retirement Contributions shall be made as long as any amount remains in the limitation account.
(v)Correction under EPCRS. Notwithstanding anything above to the contrary, effective January 1, 2008, if the limitation in Section 5(c)(i) is exceeded with respect to any Participant for any Plan Year, any adjustment required to satisfy Code section 415 for such Plan Year shall be made in a manner consistent with the Employee Plans Compliance Resolution System (EPCRS), as set forth in Revenue Procedure 2021-30, as modified from time to time thereafter.
To the extent not specified herein, the Plan shall satisfy the requirements of Code section 415 as set forth in the regulations thereunder.
SECTION 6. WITHDRAWALS.
(a)Withdrawals of After-Tax Contributions Post 2019 and After-Tax Contributions Pre 1988.
A Participant may elect to withdraw any amount then credited to the Participant’s After-Tax Post 2019 and After-Tax Pre 1988 Accounts. Such an election shall be made in the manner prescribed by the Administrative Committee.

(b)Age 59½ Withdrawals.
A Participant may withdraw from the Participant’s Pre-Tax Deferred Accounts, and/or Roth Accounts any amounts then credited to such Accounts on or after attaining the age of 59½.
(c)Hardship Withdrawals.
(i)In the case of a financial hardship, a Participant who is an Employee may withdraw from all of the Participant’s Accounts and the earnings thereon. Hardship withdrawals shall only be granted to the extent that the amount requested is required (and does not exceed an amount necessary) to meet immediate and heavy financial needs of the Participant arising solely from one or more of the following:
(A)The purchase of the Participant’s principal residence (excluding mortgage payments);
(B)The payment of tuition, related education fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children, primary beneficiary, or dependents (as defined in Code section 152, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B));
(C)The payment of expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 10% of adjusted gross income and, in the case of a Participant’s primary beneficiary, without regard to whether the beneficiary is the Participant’s spouse or dependent (as defined in Code section 152, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B));
(D)Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence;
(E)Payment for burial or funeral expenses for the Participant’s parent, spouse, child, primary beneficiary, or dependent (as defined in Code section 152, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B));

(F)Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to Code section 165(h)(5) and without regard to whether the loss exceeds 10% of adjusted gross income);
(G)Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or
(H)Such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.
(ii)An amount shall be necessary to satisfy a stated financial need only if the Participant certifies that the amount of the distribution requested is not in excess of the amount required to relieve the Participant’s financial need, including any federal or state taxes or penalties (including any required withholding) resulting from the distribution.
(iii)Hardship withdrawals shall be made first from a Participant’s After-Tax 1988 Account, if any, then from the Participant’s After-Tax Post 2019 Account, then from the Participant’s After-Tax Rollover Account, if any, then from the Participant’s Free$tock Account, if any, then from the Participant’s Merged Company Account, if any, then from the Participant’s Merged Accounts (including Pre-Tax, Company, Rollover, and QNEC in that order), if any, then from his Rollover Account, if any, then from the Participant’s Pre-Tax Accounts (including Deferred, Catch-up, QNEC, and Retirement Contributions, Match Contribution in that order), if any, then from the Participant’s Roth Accounts (including Roth, Roth Catch-Up, Merged Roth Rollover, and Roth Rollover in that order), if any, then from the Participant’s Roth In-Plan Conversion Accounts, if any. The Administrative Committee may approve the withdrawal of an amount less than that applied for by the Participant and may require proof that any amount withdrawn shall be used for the purpose specified in the Participant’s application.

(d)Stock Withdrawals.
A Participant may elect to withdraw in cash or in Intel Stock any amount then credited to the Participant’s Free$tock Account that is attributable to Free$tock Contributions that have been held by the Trustee for at least 84 months in the manner prescribed by the Administrative Committee.
(e)Age 70½ Withdrawals.
A Participant may withdraw from the Participant’s Retirement Contribution Account any amounts then credited to such Account on or after attaining the age of 70½.
(f)Payment of Withdrawals.
Any withdrawal pursuant to this Section 6 shall be paid as soon as reasonably practicable after the Administrative Committee’s receipt of the withdrawal request.
(g)Limitations on Withdrawals.
A Participant may make one withdrawal pursuant to each of Sections 6(c) and 6(d) during any 12-month period (simultaneous withdrawals under Sections 6(c) and 6(d) shall be permitted). No withdrawal shall be permitted to the extent the amount is less than the minimum withdrawal amount determined from time to time by the Administrative Committee and communicated to Participants. The Administrative Committee, in its sole discretion, may permit more frequent withdrawals pursuant to this Section 6 provided that any change in the rules limiting such withdrawals shall be nondiscriminatory in effect and uniformly applied.
(h)Separate Contracts.
For purposes of the application of Code section 72, the Administrative Committee may establish procedures under which assets of the Plan are treated as held under a separate contract and that specify the contract from which distributions are made.
(i)Supporting Documentation.
The Administrative Committee may require the submission of such supporting documentation and other evidence as it may reasonably deem necessary to confirm the existence of a hardship. A request for distribution pursuant to this Section shall be approved or denied by written instrument given by the Administrative Committee to the Participant at the Participant’s address as provided to the Administrative Committee, within 60 days of the withdrawal request.
(j)Coronavirus-Related Distributions.
In accordance with section 2202(a) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and IRS Notice 2020-50, a COVID-19 Participant (as defined below) shall be permitted to take, between January 1, 2020 and December 31, 2020 (or any extension thereto), a “coronavirus-related distribution” (“CRD”) of up to $100,000 (in the aggregate), or the total of the COVID-19 Participant’s Account balance, if less, reduced by the amount of any prior CRD(s) that the COVID-19 Participant has received on or after January 1, 2020 from the Plan and/or from all other qualified plans within the controlled group of the Company in which the COVID-19 Participant participates. Notwithstanding the foregoing, the $100,000 limit shall be further reduced by the amount of any CRD(s) received by the COVID-19 Participant from an eligible retirement plan, as defined in Code section 402(c)(8)(B), that is not part of the controlled group with the Company. The Participant shall be responsible for notifying the Administrator if this applies. A COVID-19 Participant may take a CRD from the Plan while employed by the Company or any Participating Company or after his separation from service if such COVID-19 Participant retains an Account balance in the Plan. The Administrative Committee shall rely on the Participant’s certification that he meets the eligibility requirements for a CRD under the Plan. In the event that the Administrative Committee determines that the Participant’s certification as to his eligibility for a CRD is fraudulent for any reason, the Administrative Committee shall take any actions that it deems appropriate in its sole discretion, to recover the overpayment from the Participant.
For purposes of this Section 6(j), a “COVID-19 Participant” is a Participant (a) who is diagnosed, or whose Spouse or dependent is diagnosed, with SARS-CoV-2 or coronavirus disease 2019 (collectively “COVID-19”) using a Centers for Disease and Control and Prevention (CDC)-approved test (including a test authorized under the Federal Food, Drug, and Cosmetic Act); or, (b) due to COVID-19, experiences adverse financial consequences because of the Participant’s (or the Participant’s spouse or a member of the Participant’s household): being quarantined, furloughed or laid off, or having reduced hours, being unable to work due to lack of childcare, closing or reducing hours of a business that they own or operate, having pay or self-employment income reduced, or having a job offer rescinded or start date for a job delayed.
SECTION 7. LOANS.
(a)Amount of Loans.
(i)A Participant who is an Eligible Employee may elect to borrow from the vested portion of the Participant’s Accounts (other than a Loan Account). Such an election shall be made in the manner prescribed by the Administrative Committee. The Administrative Committee shall determine the value of the Participant’s Accounts as of the date on which the loan was initiated. A Participant may have no more than two loans outstanding from this Plan and the Retirement Contribution Plan at one time.
(ii)No loan shall be granted under the Plan to the extent it would cause the aggregate balance of all loans that a Participant has outstanding under this Plan and under any other qualified plan maintained by the Company or a Subsidiary (an “Other Plan”) to exceed an amount equal to the lesser of:
(A)$50,000, reduced by the excess (if any) of (1) the highest outstanding balance of all loans from the Plan and all Other Plans during the one-year period ending on the day before the date the loan was made, over (2) the outstanding balance of all loans from the Plan and all Other Plans on the date the loan is made; or
(B)50% of the balance in the Participant’s Accounts under this Plan.
(b)Terms of Loans.
All loans shall be on such terms and conditions as the Administrative Committee may determine, provided that all loans shall:
(i)Be made pursuant to a promissory note that is subject to default rules that are not inconsistent with those described in Section 7(e) and that is secured by 50% of the balance in all of the Participant’s Accounts (determined at the time the loan is made);
(ii)Be amortized on a substantially level basis, with payments to be made not less frequently than quarterly;

(iii)Bear a reasonable rate of interest that shall be determined by the Plan Administrator;
(iv)Provide for repayment in full on or before the earlier of (A) five years after the date the loan is made (ten years after the date the loan is made if the loan is used to acquire a dwelling that, within a reasonable period of time, is to be used as the principal residence of the Participant) or (B) the date when distribution of the Participant’s Plan Benefit commences; and
(v)Be in an amount not less than the amount determined from time to time by the Administrative Committee and communicated to Participants. Such minimum amount shall not exceed $500.
The Accounts of a Participant who elects to borrow may be charged with a loan origination fee and an ongoing administrative fee in amounts reasonably determined by the Administrative Committee to represent the costs to the Plan of processing and administering the loan; provided that the Participant’s Accounts shall not be so charged the loan origination fee if such amount is, at the Administrative Committee’s direction, automatically paid out of the loan proceeds.
(c)Source of Loans.
There shall be transferred to the Participant’s Loan Account from the Participant’s other Accounts, excluding the Free$tock Account, the amount to be borrowed by the Participant. In the event that less than the entire amount of such Accounts is required to fund the loan, the transfer shall be made from the following sources in the order set forth with investment funds within each of the following Accounts liquidated on a pro-rata basis:
(i)Merged Pre-Tax Account;
(ii)Merged Company Account;
(iii)Merged Rollover Account;
(iv)Rollover Account;
(v)Pre-Tax Deferred Account;

(vi)Retirement Contribution Account;
(vii)Match Contribution Account;
(viii)After-Tax Pre 1988 Account;
(ix)After-Tax Post 2019 Account;
(x)After-Tax Rollover Account;
(xi)Roth Account;
(xii)Roth Rollover Account; and
(xiii)Roth In-Plan Conversion Account.
(d)Withholding and Application of Loan Payments.
Principal and interest payments shall be made (i) whenever possible through periodic irrevocable payroll deductions from the Participant’s compensation from the Affiliated Group, or (ii) by check, money order, or electronic fund transfer whenever payroll withholding is not possible. Whenever payroll withholding is not possible, the Administrative Committee may require the Participant to deposit additional security or make other arrangements acceptable to the Administrative Committee. The Administrative Committee may require a Participant to prepay all principal and interest payments for a period of absence or sabbatical or may require the Participant to deposit additional security acceptable to the Administrative Committee with the Plan before such period of absence or sabbatical is approved. Loan repayments shall be suspended as permitted under Code section 414(u)(4) for an indefinite period for participants on a military leave. Loan repayments shall be suspended for up to 12 months for participants on an unpaid approved leave of absence. Principal and interest payments first shall be credited to the Participant’s Accounts (in the ratio in which such Accounts provided funding for the loan) to be invested as provided in Section 12.
(e)Default.
Prior to repayment, a promissory note shall be considered in default in the event the borrower dies, terminates participation in the Plan, a payment is not made when due, the loan becomes a deemed distribution under Code section 72(p), or the Plan is terminated. In the event a default occurs and is not cured within any grace period set forth in the promissory note, the full amount due under the note shall become immediately due and payable. In such event, the Administrative Committee shall take such actions as it deems necessary or appropriate to cause the Plan to realize on its security for the loan. These actions may include (without limitation) repaying the loan out of any Plan Benefit then distributable or repaying the loan out of the proceeds of an involuntary withdrawal from the Participant’s Accounts, whether or not the withdrawal would be permitted under Section 6 on a voluntary basis; provided that an involuntary withdrawal from the Participant’s Pre-Tax Deferred Account, Retirement Contribution Account, Match Contribution Account, Roth Account, Roth In-Plan Conversion Account, Merged Pre-Tax Account, or Merged Company Account shall be made only in circumstances under which a withdrawal would not cause the Plan to violate the requirements of Code sections 401(a) and 401(k). If a loan in default is not repaid, it shall be considered outstanding for purposes of calculating the Participant’s maximum available loan.
(f)Termination of Employment.
A termination of employment does not cause a promissory note to be in default. If a Participant has an outstanding loan at the Participant’s termination of employment, repayment may be made by check, money order, or electronic fund transfer.
(g)Administrative Rules and Procedures.
The Administrative Committee may, in its sole discretion, adopt administrative rules and procedures applicable to the administration of this Section 7. Such rules and procedures may be more restrictive than the provisions of this Section 7, provided that these rules and procedures are nondiscriminatory in effect, prospectively applied, and are permitted under the Code and regulations thereunder. Loans may not be transferred to the Account of an alternate payee (as defined in Code section 414(p)).
(h)Suspension of Loan Repayments.
Notwithstanding the foregoing or anything to the contrary in any separate loan policy or procedure, in accordance with section 2202(b)(2) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and Notice 2020-50, the due date for any loan repayments that would otherwise be due on or after March 27, 2020 (or, if later, the date elected by the COVID-19 Participant (as defined in Section 6(j)) and prior to January 1, 2021 (the “suspension period”), including repayments for any loans in existence as of the first day of the suspension period, any new loans taken within the 180-day period beginning on the first day of the suspension period, and any repayments due with respect to a COVID-19 Participant’s termination of employment during the suspension period, shall be extended by one year from the date the payment would otherwise be due, if elected by the COVID-19 Participant. Following the termination of the suspension period, the loan shall be reamortized over the remaining term of the loan plus the length of the suspension period and shall be adjusted to reflect interest accrued during the suspension period. In determining the five-year period and the term of the loan under Code sections 72(p)(2)(B) and (C), the suspension period under this Section 12(h) shall be disregarded. The Administrative Committee shall rely on the Participant’s certification that he meets the eligibility requirements for the loan repayment delay. In the event that the Administrative Committee determines that the Participant’s certification as to his eligibility for a suspension of loan repayments is fraudulent for any reason, the Administrative Committee shall take any actions that it deems appropriate in its sole discretion, to remedy the missed loan repayments, or to declare the loan in default.
SECTION 8. VESTING AND FORFEITURES.
(a)Vesting in Accounts Other Than Retirement Contribution Accounts.
A Participant shall always have a 100% vested and nonforfeitable interest in the Participant’s Accounts in the Plan, other than the Participant’s Retirement Contribution Account, which shall be subject to the rules set forth in Section 8(b).
(b)Retirement Contribution Account Vesting.
A Participant’s entire interest in the Participant’s Retirement Contribution Account shall become 100% vested and nonforfeitable when the earliest of the following occurs:
(i)Attainment of Age 60. Such Participant is an Employee after the Participant has attained age 60;

(ii)Death. Such Participant dies while an Employee, or such Participant dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u));
(iii)Total and Permanent Disability. Such Participant is Totally and Permanently Disabled;
(iv)Job Elimination. Such Participant is the subject of a Job Elimination that results in termination of employment as an Employee. Vesting under this Section 8(b)(iv) shall not occur if it would cause the Plan to fail the applicable nondiscrimination requirements of the Code or otherwise adversely affect the qualified status of the Plan. Employees who terminate employment with the Company as a result of a Divestiture shall not be eligible for vesting of benefits under this Section 8(b)(iv). If a Participant whose Account becomes fully vested as a result of this Section 8(b)(iv) is subsequently rehired, such Participant’s vested percentage in future contributions shall be determined without regard to the effect of any prior Job Elimination; or
(v)Termination of Employment as a Result of a Divestiture. Such Participant has an involuntary termination of employment solely as a result of a Divestiture, and the Participant accepts a job offer from and becomes employed by the acquiring company immediately following the closing date (or such other date as agreed to by the Company).
In no event shall any Employee who terminates employment with the Company as a result of a Divestiture but is not described in this Section 8(b)(v) be eligible for vesting under Section 8(b)(iv) or this Section 8(b)(v). Vesting under this Section 8(b)(v) shall not occur if it would cause the Plan to fail the applicable nondiscrimination requirements of the Code or otherwise adversely affect the qualified status of the Plan. If a Participant whose Account becomes fully vested as a result of this Section 8(b)(v) is subsequently rehired, such Participant’s vested percentage in future contributions shall be determined without regard to the effect of any prior termination of employment as a result of a Divestiture.

(c)Deferred Vesting in Retirement Contribution Accounts.
(i)A Participant who is not 100% vested in the Participant’s Retirement Contribution Account pursuant to Section 8(b) shall be vested (if at all) under this Section 8(c).
(ii)The percentage of a Participant’s Retirement Contribution Account vested under this subparagraph (ii) shall be determined under the vesting schedule set forth below:

Completed Years of Service	Nonforfeitable Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%
If the Participant’s Termination Date occurs before the Participant is 100% vested, then that portion of such Participant’s Retirement Contribution Account that is not treated as nonforfeitable shall constitute an Allocable Forfeiture for the Plan Year during which the Participant incurs a Permanent Service Break or, if earlier, in which the Participant receives a distribution of the vested portion of the Participant’s Retirement Contribution Account. If the value of a Participant’s Plan Benefit (payable on the earliest date such Plan Benefit could be paid or commence) is $0, the Participant shall be deemed to have received distribution of the Participant’s entire benefit for all purposes under the Plan and the Participant’s Retirement Contribution Account shall constitute an Allocable Forfeiture.
Allocable Forfeitures shall be applied as follows:
(A)First, to reduce Retirement Contributions to be made by the Company under Section 18(b).
(B)Second, to reduce Match Contributions under Section 19.

(C)Third, to reinstate forfeited Accounts under Section 8(c)(iii).
(D)Fourth, if the Plan Sponsor (acting in its settlor capacity) chooses to satisfy its contributions due under the Plan in cash (without the use of forfeitures to reduce, in whole or in part, the contributions otherwise due under the Plan), any remaining Allocable Forfeitures for a Plan Year shall be used to pay reasonable administrative expenses of the Plan not otherwise paid by the Plan Sponsor (in its settlor capacity) or satisfied through other means; provided, however, that in no event shall Allocable Forfeitures be permitted to be used to reimburse revenue sharing amounts or discounts afforded by recordkeepers or other service providers or to pay the following fees or expenses that have been disclosed to Participants as being payable from, or a charge to, Participant Accounts: (1) any periodic recordkeeping fees for terminated Participants who are no longer Employees, (2) any investment fees or expenses (including, by way of example and not limitation, fees charged by fund managers), and (3) fees or expenses attributable to Participant-initiated transactions (including, by way of example and not limitation and only to the extent applicable under the Plan, any loan fees, fees attributable to the review of domestic relations orders, managed account fees, brokerage window fees and withdrawal or distribution fees).
(iii)Reinstatement of Forfeited Accounts. If a Participant is reemployed after forfeiting the Participant’s non-vested Retirement Contribution Account balance, but prior to incurring a Permanent Service Break, then such Participant’s forfeited Retirement Contribution Account shall be reinstated, unadjusted by any subsequent gains or losses. Previously forfeited Retirement Contribution Account balances shall be reinstated by the Administrative Committee from Allocable Forfeitures and, to the extent such Allocable Forfeitures are insufficient, from additional Participating Company contributions. Retirement Contribution Account balances shall be reinstated no later than the end of the Plan Year following the Plan Year in which the Participant is reemployed.

(d)Vesting After Prior Withdrawals or Distributions.
Section 8(c) shall be applied as set forth in this Section 8(d) in the case of any Participant who received one or more prior withdrawals or distributions from the Participant’s Retirement Contribution Account, who thereafter has not incurred a Permanent Service Break, and who is not yet 100% vested in the Retirement Contribution Account. The vested portion of such Participant’s Retirement Contribution Account shall be determined in two steps. First, the Participant’s vested percentage under Section 8(c) shall be applied to the sum of (i) the value of the Retirement Contribution Account plus (ii) the aggregate amount of the Participant’s prior withdrawals or distributions from such Account. Then, the aggregate amount of the Participant’s prior withdrawals or distributions from such Account shall be subtracted.
SECTION 9. AMOUNT AND DISTRIBUTION OF PLAN BENEFITS.
(a)Amount of Plan Benefits.
A Participant’s Plan Benefit shall consist of the value of such Participant’s Accounts, to the extent vested. The value of a Participant’s Plan Benefit (reduced by the unpaid balance of any loan to the Participant under Section 7) shall be determined as of a date, selected by the Administrative Committee based on administrative considerations, which precedes the Participant’s benefit commencement date.
(b)Time of Distribution: General Rule.
A Participant may elect, in the manner prescribed by the Administrative Committee, to have the Participant’s Plan Benefit paid following the Participant’s Termination Date, subject to the provisions of Section 9(c) if the value of the Participant’s Plan Benefit is $7,000 or less. Payment shall be made as soon as reasonably practicable following the Participant’s election. Notwithstanding the foregoing, a Participant may elect, in the manner prescribed by the Administrative Committee, to have the Participant’s Rollover Account, paid at any time.
In no event, however, shall distribution of a Participant’s Plan Benefit commence after the latest of the following:
(i)The Participant’s Termination Date;
(ii)The Participant’s attainment of the “applicable age”; or

(iii)The earliest date on which the Administrative Committee can reasonably locate the Participant (or the Participant’s Beneficiary).
For any Participant who is a “5-percent owner” (as defined in Code section 416), distribution shall commence not later than April 1 following the calendar year in which such Participant attains the “applicable age.” Notwithstanding any other provision of the Plan to the contrary, distributions from the Plan shall be made in accordance with the requirements of the Treasury Regulation sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and the incidental death benefit requirement of Code section 401(a)(9)(G). However, effective January 1, 2020 and in accordance with section 2203(a) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the distribution made in accordance with the requirements of Treasury Regulation section 1.401(a)(9)-2 through 1.401(a)(9)-9 may be suspended for 2020 in accordance with the Plan recordkeeper’s policies and procedures and the requirements of applicable law. Any required distributions that are not suspended in accordance with the preceding sentence and are paid to a Participant in 2020 or 2021 shall be eligible for rollover in accordance with the Plan’s administrative procedures and pursuant to IRS Notice 2020-51 and any additional guidance. Effective with respect to calendar years beginning on or after January 1, 2023, pursuant to section 325 of the SECURE Act 2.0 and Code section 402A(d)(e), the required beginning date described in this Section 9(b) and the incidental death benefit requirements of Code section 401(a) shall not apply to the portion of a Participant’s Account attributable to Roth Deferrals.
For purposes of this Section 9(b), the “applicable age” means:
(i)age 70½ if the Participant attained age 70½ prior to December 31, 2019;
(ii)age 72 if the Participant attained age 72 after December 31, 2019 and prior to January 1, 2023;
(iii)age 73 if the Participant attains age 72 after December 31, 2022 and age 73 before January 1, 2033; and
(iv)age 75 if the Participant attains age 74 after December 31, 2032.
(c)Form and Time of Distribution: Small Benefits Rule.

In the event the value of the Participant’s Plan Benefit is $7,000 or less, and if the Participant does not elect, within the time period prescribed by the Administrative Committee, to have such Plan Benefit distributed in a direct transfer in accordance with Section 9(l) or to receive the distribution directly in the form of a lump sum in accordance with Section 9(d)(ii), then the Participant’s Plan Benefit shall be paid as soon as reasonably practicable after the Participant’s Termination Date (but not later than the date specified in Section 9(b) above):
(i)in the form of a direct transfer to an individual retirement plan (within the meaning of Code section 7701(a)(37)) designated by the Investment Committee, if such Participant’s Plan Benefit exceeds $1,000 but does not exceed $7,000; or
(ii)in the form of a cash lump sum if the Participant’s Plan Benefit does not exceed $1,000.
If the value of a Participant’s Plan Benefit (payable on the earliest date such Plan Benefit could be paid or commence) is $0, the Participant shall be deemed to have received distribution of the Participant’s entire benefit for all purposes under the Plan.
(d)Forms of Distribution.
Except as provided in Section 9(c) above, a Participant’s Plan Benefit shall be paid in one of the following forms:
(i)An individual life annuity that provides a monthly benefit to the Participant for the Participant’s life only;
(ii)A 50% (or 100%) joint and survivor annuity that provides a monthly benefit to the Participant for life and, upon the Participant’s death, a monthly benefit equal to 50% (or 100%) of the monthly benefit paid to the Participant continued to the Participant’s joint annuitant (if then living) for the joint annuitant's life;
(iii)A ten or fifteen year continuous and certain annuity that provides monthly benefits to a Participant commencing on the Participant’s Annuity Starting Date and continuing for the Participant’s life, and, if the Participant dies before 120 (or 180) monthly payments have been paid, a benefit in the same amount shall be payable to the Participant’s Beneficiary commencing on the first day of the month following the month in which the Participant dies and continuing until a total of 120 (or 180) monthly payments have been made in respect of the Participant;
(iv)One or more partial payments of the Participant’s Plan Benefit, as directed by the Participant in a manner prescribed by the Administrative Committee, subject to the following requirements: (A) the minimum amount of such partial payment shall be the lesser of $5,000 or the remaining amount of the Participant’s Plan Benefit; and (B) if the Participant fails in any year to direct partial payments in an amount that complies with the minimum distribution requirements of Code section 401(a)(9), such Participant shall automatically receive a distribution of an amount sufficient to satisfy such requirements pursuant to rules established by the Administrative Committee; or
(v)A single lump sum payment of the Participant’s entire Plan Benefit in cash determined under Section 9(a); provided, that the Participant may elect to have the portion of a Participant’s Plan Benefit invested in Intel Stock be distributed in whole shares of Intel Stock (with any fractional share to be paid in cash). The number of whole shares of Intel Stock distributed shall equal the number of whole shares allocable to the Participant on the date of distribution or such lesser amount as the Participant may elect.
Notwithstanding the foregoing, the forms set forth in (i) through (iv) of this subsection shall be available only if a Participant’s Plan Benefit exceeds $7,000.
Notwithstanding the foregoing, the forms set forth in (i) through (iii) of this subsection shall not be available to Employees who are hired on or after January 1, 2019.
(e)Normal Form of Distribution.
(i)Unless a Participant elects another form of benefit pursuant to this Section 9(e), the Participant’s Plan Benefit shall be paid in the form described in Section 9(d)(ii) above.
(ii)A Participant may elect to have the Participant’s Plan Benefit paid in one of the forms described above by providing notice of such election in the manner prescribed by the Administrative Committee. A Participant who has made an election pursuant to this Section 9(e) may change or revoke such election at any time up to the Participant’s Annuity Starting Date.

(f)Joint Annuitants.
(g)A Participant may designate any individual as the Participant’s joint annuitant; provided, however, that a married Participant may designate an individual other than the Participant’s spouse as joint annuitant only if the spouse consents in writing to such designation within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of the election and shall be witnessed by a notary public or a representative of the Administrative Committee if such representative has been appointed by the Administrative Committee for this purpose. If the Participant changes the Participant’s designation of a joint annuitant, the spouse’s consent shall again be required unless the original consent waived the right to consent to a changed designation. Any designation of a joint annuitant shall be made in the manner prescribed by the Administrative Committee. A Participant may not change a previous designation of a joint annuitant after the Annuity Starting Date, notwithstanding the Participant’s divorce after the Participant’s Annuity Starting Date or a waiver by the Participant’s spouse or former spouse after the Participant’s Annuity Starting Date.
(h)Effect of Death of Joint Annuitant on Election of Form of Plan Benefit.
(i)Death Before Annuity Starting Date. If a Participant’s Plan Benefit is to be paid in the form of a joint and survivor annuity and the Participant’s spouse or other joint annuitant dies before the Annuity Starting Date, the Participant shall be deemed to have elected to receive the Participant’s Plan Benefit in the form of an individual life annuity. In such a case, the Participant may elect another form of Plan Benefit and/or designate a new joint annuitant within the appropriate election period and subject to the applicable rules described in Section 9(e).
(ii)Death After Annuity Starting Date. If a Participant’s spouse or other joint annuitant dies on or after the Annuity Starting Date, the Participant may not change the form in which the Plan Benefit is to be paid.
(i)Limit on Forms of Plan Benefit.
(i)Notwithstanding any other provision of the Plan to the contrary, if a Participant designates someone other than the Participant’s spouse as joint annuitant, the present value of any Plan Benefit payable to the Participant on the Annuity Starting Date shall be more than 50%

of the present value on such date of the total amount payable under the Plan with respect to the Participant.
(j)Payment of Annuity Benefits.
(k)If a Participant’s Plan Benefit is to be paid in the form of an annuity, the balance in the Participant’s Accounts, reduced by any outstanding loan amount, shall be transferred to the Intel Minimum Pension Plan, and such annuity payment shall be made from such Plan, in an amount actuarially equivalent to the amount so transferred. Actuarial equivalence shall be determined based on the definitions applied by the Intel Minimum Pension Plan.
(l)Benefits Upon Death of Participant.
(i)Death On or After Annuity Starting Date. If a Participant dies on or after the Annuity Starting Date, any benefit payable hereunder shall be determined in accordance with the form of benefit elected (or deemed elected) by the Participant under Section 9(e). If the Participant elected a lump sum benefit that was not paid before the Participant’s death, such lump sum benefit shall be paid to the Participant’s Beneficiary. Any benefit payable to the Participant under an annuity pursuant to Section 9(i) shall be determined under the terms of the Intel Minimum Pension Plan.
(ii)Death Before Annuity Starting Date. If a single Participant dies before the Annuity Starting Date, the Participant’s Plan Benefit shall be payable in a lump sum to the Participant’s Beneficiary. If a married Participant dies before the Annuity Starting Date, the Participant’s spouse shall receive the Participant’s Plan Benefit in the form of a single lump sum, unless the spouse (A) elects to receive, in accordance with procedures established by the Administrative Committee, an annuity from the Intel Minimum Pension Plan as described in Section 9(i), in an amount actuarially equivalent to the cash value of the Participant’s Plan Benefit, or (B) consents to another Beneficiary in accordance with Section 10(c). Any Plan Benefit that is payable to a Beneficiary other than the Participant’s spouse shall be paid only in the form of a single lump sum.
(m)Supplemental Distributions.
If a Participant receives an additional allocation of contributions after the Participant’s account balances have been distributed in full or rolled over to the Intel Minimum Pension Plan,

whether such allocation is a corrective allocation or is due to the Participant’s retirement, death, disability, or otherwise, such additional allocation, together with gains or losses, shall be distributed in a single sum as soon as reasonably practicable.
(n)Direct Transfers and Rollovers.
(i)Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 9(l), a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Notwithstanding the foregoing, the Administrative Committee may prescribe rules that limit a distributee’s right to make the election described in the preceding sentence with respect to certain de minimis distributions or divisions of the eligible rollover distribution.
(ii)For purposes of this Section 9(l), an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any distribution to the extent such distribution is a hardship withdrawal; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except to the extent that such portion is directly rolled over to an eligible retirement plan to the extent permitted under (iii) below.
(iii)For purposes of this Section 9(l), an eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), a Roth IRA described in Code section 408A, an annuity plan described in Code section 403(a), a qualified defined contribution plan described in Code section 401(a), a tax-sheltered annuity described in Code section 403(b), or a governmental deferred compensation plan described in Code section 457(b), that accepts the distributee’s eligible rollover distribution and, in the case of a governmental 457(b) plan, that agrees to account separately for the eligible rollover distribution. Notwithstanding the foregoing, (A) the portion of an eligible rollover distribution that consists of after-tax employee contributions may only be transferred in a direct trustee-to-trustee transfer to an individual retirement account described in Code section 408(a) or (b), or to a qualified plan described in Code section 401(a) or 403(a), or an annuity contract described in Code section 403(b), provided such plan or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includable in gross income and the portion that is not so includable, and (B) effective January 1, 2008, an eligible rollover distribution coming from the Roth Account under the Plan may only be made to another designated Roth deferral account under an eligible retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A, and only to the extent the rollover is permitted under the rules of Code section 402(c).
(iv)For purposes of this Section 9(l), a distributee is an Employee or former Employee; an Employee or former Employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p); and a deceased Employee’s surviving non-spouse Beneficiary, but only to the extent such Beneficiary elects a direct rollover into an individual retirement account or annuity described in Code section 408(a) or (b) or a Roth IRA described in Code section 408A.
(v)For purposes of this Section 9(l), a direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
(vi)For purposes of this Section 9(l), amounts transferred from the Plan to the Intel Minimum Pension Plan, are direct rollovers as described in Code section 401(a)(31).
(o)Coronavirus-Related Distributions.
(vii)Notwithstanding any provision to the contrary in this Section 9, a Participant described in Section 9 shall be eligible to receive a Coronavirus-Related Distribution (as defined in Section 6(j)) in accordance with the provisions of Section 9.

SECTION 10. GENERAL PROVISIONS.
(a)No Assignment of Rights.
Except as set forth in Section 7, the interest or property rights of any person in the Plan, in the Trust Fund, or in any payment to be made under the Plan shall not be optioned, anticipated, assigned (either at law or in equity), alienated, or made subject to attachment, garnishment, execution, levy, other legal or equitable process, or bankruptcy, and any act in violation of this Section 10(a) shall be void. The restrictions of this Section 10(a) shall not apply to the creation, assignment, or recognition of a right to any benefit payable under the Plan with respect to a Participant pursuant to a “qualified domestic relations order,” as defined in Code section 414(p). The Administrative Committee shall adopt policies and procedures with respect to the administration of qualified domestic relations orders. The Administrative Committee may, if requested, make payment to an alternate payee pursuant to a qualified domestic relations order even if the Participant has not attained the “earliest retirement age” (within the meaning of Code section 414(p)).
(b)No Right in Trust Fund or to Employment.
No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. The establishment of the Plan, the granting of benefits, and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee or, upon dismissal, to confer any right or interest in the Trust Fund other than as provided herein. No provision of the Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time, with or without any reason.
(c)Beneficiary.
Subject to the spousal consent requirements in the following paragraph, each Participant may, prior to the Participant’s death and in the manner prescribed by the Administrative Committee, name a person or persons to be such Participant’s Beneficiary to receive any lump sum distribution payable under the Plan in the event of such Participant’s death. If the Administrative Committee has not received an effective beneficiary designation with respect to a Participant or if the named Beneficiary or Beneficiaries are not living when any payment is to be made, then (i) the spouse of the deceased Participant shall be the Beneficiary, or (ii) if the Participant has no spouse living at the time of such payment, the then living children of the deceased Participant shall be the Beneficiaries in equal shares. If the Participant has neither spouse nor children living at the time of such payment, then the estate of the Participant shall be the Beneficiary, or if there is no estate, to the person(s) who provides a small estate affidavit. Subject to the spousal consent requirements in the following paragraph, the Participant may change the Participant’s Beneficiary designation from time to time in accordance with procedures established by the Administrative Committee. No designation or change of designation of a Beneficiary shall be effective unless received by the Administrative Committee prior to the date of the Participant’s death.
Any designation by a married Participant of a Beneficiary other than the Participant’s spouse shall be effective only if the Participant’s spouse consents in writing to such designation. Such consent shall acknowledge the effect of the election and shall be witnessed by a notary public or a representative of the Administrative Committee if such representative has been appointed by the Administrative Committee for this purpose. The spouse may revoke such consent only in the event that the Participant changes the Participant’s Beneficiary designation. No spousal consent shall be required if the spouse cannot be located or in other circumstances as prescribed by Treasury Regulations. The Administrative Committee may, in its sole discretion, adopt administrative rules and procedures applicable to the administration of this Section 10(c).
On and after January 1, 2019, any designation of a Beneficiary identified as Participant’s spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary, unless the Participant has indicated otherwise by re-designating the Beneficiary as a non-spouse beneficiary after the final order of divorce is issued. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce delivered to the Plan Administrator on or after January 1, 2019 and after the Participant’s death. Any court order confirming a divorce submitted to the Plan Administrator at any time prior to the payment of the Participant’s Accounts shall be deemed to constitute such acceptable documentary evidence of divorce. Further, any domestic relations order submitted to and qualified by the Plan Administrator at any time prior to the final transfer and/or payment of the Participant’s Account shall be deemed to constitute such acceptable documentary evidence of divorce.

(d)Merger, Consolidation, and Transfer of Assets or Liabilities.
Except as may be permitted under regulations issued by the Secretary of the Treasury, the Plan may not be merged or consolidated with any other plan and no assets or liabilities of the Plan may be transferred to any other plan, unless each Participant would receive a Plan Benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) that is equal to or greater than the Plan Benefit that such Participant would have received immediately before such merger, consolidation, or transfer (if the Plan had then been terminated).
In the case of a transfer following any disposition of assets or disposition of a subsidiary, the Administrative Committee, in its discretion, may permit a Participant to elect to have any loans outstanding under Section 7 (Loans) of the Plan directly transferred to any plan maintained by the corporation that has acquired such assets or subsidiary.
(e)Lost Participant or Beneficiary.
If the Administrative Committee is unable to locate a Participant or Beneficiary who is entitled to receive any property that constitutes all or part of a Plan Benefit, then the Administrative Committee may (but need not) treat such property as a forfeiture and use it in the manner set forth in Section 8(b). In the event that such Participant or Beneficiary thereafter makes a claim for such property, the Administrative Committee shall reinstate such property (without income, gains, or other adjustment) from forfeitures and, if such forfeitures are inadequate, by making a special contribution as soon as reasonably practicable after such claim is made. However, if any amount would have been lost by reason of escheat, then such amount shall not be subject to reinstatement.
(f)Incapacity.
If, in the Administrative Committee’s opinion, a Participant or Beneficiary for any reason is unable to handle properly any property distributable to him or her under the Plan, then the Administrative Committee may make any arrangements that it determines to be beneficial to such Participant or Beneficiary for the distribution of such property in such Participant’s or Beneficiary’s behalf, including (without limitation) the distribution of such property to the guardian, conservator, spouse, or dependent(s) of such Participant or Beneficiary.

(g)Minors.
As long as a Beneficiary remains a minor, any inherited Account opened for the Beneficiary shall be controlled by such person(s) demonstrated to the Plan Administrator’s satisfaction to be authorized to act on behalf of the minor. The minor’s representative may be the court-appointed guardian or conservator, or a person named to serve as the minor’s representative in the Participant’s last will and testament admitted to probate or other person deemed by the Plan Administrator to be authorized to act for the minor. A minor is a person who has not yet reached the age of majority for the ownership of investments under the law of the state of the minor’s domicile. A former minor may request that the inherited Account be transferred to him or her at any time after attaining the age of majority.
(h)Return of Contributions.
Any other provision of the Plan notwithstanding, each contribution to the Plan by the Participating Companies is expressly conditioned on its deductibility under Code section 404. In the event a deduction for such a contribution is disallowed in whole or in part, the amount disallowed (reduced by any losses incurred with respect to such amount) may be returned to the Participating Companies within one year after the disallowance of the deduction. In addition, if a Participating Company makes any contribution because of a mistake of fact, then the amount contributed because of a mistake (reduced by any losses incurred with respect to such amount) may be returned to such Participating Company within one year after the contribution was made. Any Elective Deferrals returned pursuant to this Section 10(h) shall promptly be paid to the Participant from whose Earnings the Elective Deferrals were withheld.
(i)Effect of Subsequent Changes in Plan.
All benefits to which any Participant or Beneficiary may be entitled hereunder shall be determined under the Plan as in effect when the Participant’s employment by the Affiliated Group terminates and shall not be affected by any subsequent change in the provisions of the Plan, unless the Participant is reemployed, in which case the Participant’s benefit shall be based on the provisions of the Plan as in effect on the date the Participant’s employment by the Affiliated Group terminates following reemployment.

(j)No Waiver of Participation.
No Employee who is eligible to participate in the Plan may, for whatever reason, waive such Employee’s right to become a Participant hereunder.
(k)Governing Law.
This Plan shall be construed in accordance with ERISA and, to the extent permissible under ERISA and not in conflict with the Administrative Committee’s interpretation of the Plan, the laws of the State of California. Any action related to the Plan brought by or on behalf of any Plan fiduciary, Employee, former Employee, Participant, Beneficiary, alternate payee or authorized representative may only be brought in the State or Federal court in California.
(l)Section 16 Officers.
This paragraph shall apply to any Participant who has been designated as a Section 16 Officer by the Board of Directors of the Company. Notwithstanding any provision to the contrary herein, any election by a Participant to whom this paragraph applies to make a “Discretionary Transaction” (as such term is used in Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (“Rule 16b-3”)) shall not be valid unless it is made at least six months after the date such Participant elected to make an “opposite way” (as such term is used in Rule 16b-3) Discretionary Transaction under the Plan or any other employee benefit plan maintained by the Company. Unless earlier revoked by the Participant, any such election shall be deemed to have been made and received by the Plan on the first business day that is six months and one day after the date such Participant elected to make the earlier “opposite way” Discretionary Transaction under this Plan or under any other employee benefit plan maintained by the Company.
(m)Qualified Military Service.
Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u); provided, however, the optional disability-related provisions under Code section 414(u)(9) that became effective July 17, 2008 shall not apply. Loan repayments shall be suspended under this Plan as permitted under Code section 414(u)(4). In the case of a Participant who dies on or after January 1, 2011 while performing qualified military service (as defined in

Code section 414(u)), contributions, benefits, and service credit shall be provided with respect to Retirement Contributions as if the Participant had resumed employment immediately prior to the Participant’s death.
(n)Uncashed Checks.
If a check representing the distribution to a Participant or a Participant’s Beneficiary (including an alternate payee) hereunder remains uncashed beyond the period for which the financial institution shall honor the check, the funds shall be held in the Plan but shall not be credited with earnings and/or losses. If the Participant or Beneficiary (including an alternate payee) requests a replacement check, such amount shall be restored without adjustment for earnings and losses.
(o)Survival of Beneficiary and Simultaneous Death.
If the Participant’s Beneficiary dies within 120 hours of the Participant, the Beneficiary shall not be entitled to the Participant’s Accounts. To be entitled to receive any undistributed amounts credited to the Participant’s Accounts at the Participant’s death, any person or persons designated as a Beneficiary must be alive and any entity designated as a Beneficiary must be in existence Iat the time of the Participant’s death. In the event that the order of the deaths of the Participant and any primary Beneficiary cannot be determined or have occurred within 120 hours of each other, then the Participant shall be deemed to have survived.
(p)Slayers.
A slayer Beneficiary shall not be entitled to the Participant’s Account. In the event that the death of the Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary, a person convicted of such criminal act or a person not yet convicted, but who the Plan Administrator determines (in its sole discretion) to be responsible for such criminal act during the period under which the Participant’s or Beneficiary’s death is under investigation or the person’s conviction is pending, shall not be entitled to receive any undistributed amounts credited to the Participant’s Account. Further, if the death of the Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary and the investigation of such criminal act is ongoing at the time that payment of undistributed amounts credited to the Participant’s Account is to be made, the Plan Administrator may determine (in its sole discretion)

that such undistributed amounts may be paid in accordance with the Plan’s terms as if such other Beneficiary is deceased.
(q)Disclaimers by Beneficiaries.
A Beneficiary entitled to a distribution of all, or a portion of, a deceased Participant’s Accounts may disclaim the Beneficiary’s interest therein subject to the requirements under Code section 2518 and not subject to the disclaimer requirements of any state. To be eligible to disclaim, the Beneficiary must be a natural person and must have attained at least age 21 (or such other age specified under Code section 2518) as of the date of the Participant’s death. Any disclaimer must be in writing, must be signed by the Beneficiary and acknowledged by a notary public. To be effective, duplicate original signed copies of the disclaimer must be both signed and delivered to both the Plan Administrator and to the Trustee after the date of the Participant’s death but not later than nine months after the date of the Participant’s death (or such other period specified under Code section 2518). A disclaimer shall be irrevocable when delivered to both the Plan Administrator and the Trustee. A disclaimer shall be considered to be delivered to the Plan Administrator or the Trustee only when actually received by the Plan Administrator or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Plan Administrator (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest and shall not be considered to be an assignment or alienation of benefits. No other form of attempted disclaimer shall be recognized by either the Plan Administrator or the Trustee.
(r)Records Maintenance.
The Plan Administrator is entitled to rely on the Plan’s records and the records of the Company and its affiliates in making determinations about the benefits payable to Participants. A Participant must maintain records in the event the Participant disagrees with the Plan’s records that are sufficient to support any such disagreement or claim.

(s)Gender and Number; Captions or Headings.
References in the Plan to one gender shall be deemed gender-neutral (i.e., inclusive of all genders, gender identities or expressions of gender), singular references shall include the plural, and plural references shall include the singular, unless the context clearly requires otherwise. Captions or headings are inserted and intended for organizational format and convenience of reference only; they are not to be given independent substantive meaning for effect.
SECTION 11.TRUST FUND.
(a)Trust Fund.
All Pre-Tax Deferrals, Roth Deferrals, After-Tax Contributions Post 2019 and After-Tax Contributions Pre 1988, Rollover Contributions, Match Contributions, Free$tock Contributions, Retirement Contributions, and any other amounts transferred to the Plan, and the earnings thereon shall be held and invested by the Trustee as part of the Trust Fund. The Trust Fund shall consist of Funds together with all Loan Accounts and any other funds that the Investment Committee may establish or accounts that the Administrative Committee may establish. Such Funds and Accounts may be evidenced by appropriate bookkeeping entries or by a physical segregation of assets.
(b)Expenses.
The Trust Fund shall pay all expenses of the Plan, except such expenses as are paid by the Company. The Investment Committee shall have complete and unfettered discretion to determine whether an administrative or investment-related expense not paid by the Company is of a kind that may be properly payable out of the Trust Fund. The Administrative Committee may authorize the payment of administrative expenses out of the Trust Fund.
The Administrative Committee may allocate particular administrative expenses to the Accounts of the Participants for whose benefit the expenses were incurred in a manner and to the extent determined in the sole discretion of the Administrative Committee. All other net Plan expenses in excess of expense reimbursements and other credits shall be charged against Participant Accounts quarterly on a per capita basis, according to procedures determined in the discretion of the Administrative Committee and to the extent permitted by law.

(c)Benefit Payments.
All Plan Benefits shall be paid out of the Trust Fund by the Trustee pursuant to the directions of the Administrative Committee and the terms of the Trust Agreement.
SECTION 12. INVESTMENT AND ACCOUNTS.
(a)Investment Choices.
Subject to Section 12(b) below, the Plan Accounts shall be invested entirely in the Funds established by the Investment Committee for participant direction in such amounts as elected by the Participant in the manner prescribed by the Administrative Committee. An initial election may be made when an Eligible Employee first becomes a Participant. A change in election may be made at least once per Quarter during each Plan Year and at such other times as determined by the Administrative Committee on a uniform and nondiscriminatory basis. Changes shall be effective on the date or dates determined by the Administrative Committee, which shall be communicated to all Participants in a timely manner. Participant investment elections may also be subject to any of the rules of a particular Fund. It is intended that the elections available to Participants shall at all times comply with the requirements of Section 404(c) of ERISA, and with respect to the Intel Stock Fund, if applicable, the requirements of Code section 401(a)(35).
If a Participant is automatically enrolled in the Plan pursuant to Section 3(a) and fails to elect how the Participant’s Plan Accounts are to be invested, such Accounts shall be invested in a Target Date Fund that corresponds to such Participant’s age, as determined by the Investment Committee. If any Participant fails at any other time to elect how all portions of the Participant’s Plan Accounts are to be invested (including, without limitation, when a Fund is removed as an investment option), such portions shall be invested in such Fund(s) as the Investment Committee shall determine.
(b)Intel Stock Fund.
(i)Limitations. Effective November 1, 2006, the following limitations shall be imposed on a Participant’s investment in the Intel Stock Fund:
(A)A Participant may not elect to invest more than 20% of future allocations to the Participant’s Plan Accounts into the Intel Stock Fund; and

(B)A Participant may not elect to change the investment allocation of the Participant’s Plan Accounts so that more than 20% of the Participant’s total Plan Accounts are invested in the Intel Stock Fund.
(ii)Intel Stock Fund Employee Election. Effective January 1, 2007, any dividend paid with respect to shares of the Intel Stock Fund allocated to a Participant’s Accounts as of the record date of such dividend shall be, as elected by the Participant prior to the payment date: (A) distributed in cash to the Participant as soon as administratively practicable following the date such dividend is paid by the Company, or (B) retained by the Trustee and reinvested in the Intel Stock Fund for credit to the Participant’s account in the Intel Stock Fund. The amount distributed to the Participant pursuant to subsection (A) of the preceding sentence shall be the lesser of: (x) the original amount of the dividends attributable to that Participant, or (y) the amount of such dividends as adjusted for any investment losses while held in the Trust or reduced for any withholdings. In accordance with such procedures as the Plan Administrator may provide, a Participant shall be given a reasonable opportunity to make an election under this Section 12(b) before the beginning of each Quarter of the Company’s taxable year with respect to dividends paid in such Quarter. A Participant may have only one election in effect for the Participant’s Accounts at any time (and may not make separate elections with respect to the Participant’s different Accounts). If a Participant who has previously made a timely election under this Section 12(b) does not make a new election with respect to dividends paid in a subsequent period, the Participant’s prior election shall remain in effect for such subsequent period (and shall apply to all dividends paid on Intel Stock during such period with respect to which an election is offered). In the absence of a timely election, the Participant shall be deemed to have elected to have the dividends with respect to which an election is offered accumulated in the Participant’s Accounts and reinvested in the Intel Stock Fund. The Administrative Committee may, in its sole discretion, adopt administrative rules and procedures applicable to the administration of this Section 12(b)(ii).
(iii)Diversification Requirements under Code section 401(a)(35). The Plan shall comply with the requirements of Code section 401(a)(35). In this regard, with respect to a Participant (including for this purpose an alternate payee who has an Account under the Plan or a deceased Participant’s Beneficiary), if any portion of the Participant’s Account under the Plan attributable to elective deferrals, employee contributions, or rollover contributions is invested in Intel Stock, then the Participant shall be offered the opportunity to elect to divest those shares and reinvest an equivalent amount in other investment options as described below. With respect to a Participant who has completed at least three years of vesting service (including for this purpose an alternate payee who has an Account under the Plan with respect to such a Participant or a deceased Participant’s Beneficiary), if a portion of the Participant’s Account attributable to employer nonelective contributions is invested in Intel Stock, then the Participant shall be offered the opportunity to elect to divest those shares and reinvest an equivalent amount in other investment options as described below. At least three investment options (other than the Intel Stock Fund) shall be offered to Participants described above. Each investment option shall be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities shall be provided at least quarterly. Pursuant to Treasury Regulation section 1.401(a)(35)-1(e), the Plan shall not impose restrictions or conditions, either direct or indirect, with respect to investments in Intel Stock that are not imposed on other investments of Plan assets except as permitted by Treasury Regulation sections 1.401(a)(35)-1(e)(2) and (3).
(iv)For the avoidance of doubt, this Section 12(b) shall apply only to the extent the Investment Committee has established and continues to maintain the Intel Stock Fund for participation in the Plan.
(c)Accounts.
The following Accounts shall be maintained for each Participant:
(i)Pre-Tax Deferred Account;
(ii)After-Tax Post 2019 Account;
(iii)After-Tax Pre 1988 Account;
(iv)Rollover Account;
(v)Free$tock Account;

(vi)Loan Account;
(vii)Merged Pre-Tax Account;
(viii)Merged Company Account;
(ix)Roth Account;
(x)Roth In-Plan Conversion Account;
(xi)Retirement Contribution Account; and
(xii)Match Contribution Account.
(d)Valuation of Accounts.
Each Account (other than a Loan Account) shall be valued at market value at least annually on the last day of the calendar year on which the New York Stock Exchange is open, and individual Accounts may be valued more frequently in accordance with a method consistently followed and uniformly applied. On such dates, earnings, expenses, gains, and losses on investments shall be allocated to each Participant’s Accounts.
Each Loan Account shall be revalued to reflect payments or accruals of principal and interest and the transfer of amounts pursuant to Section 7(d).
(e)Quarterly Statement.
A statement for each Participant shall be prepared and distributed to the Participant at least quarterly. This statement shall reflect the status of the Participant’s Accounts (including the fair market value thereof), and any other information required pursuant to ERISA section 105(a)(2), and shall contain such other information as the Administrative Committee may prescribe.
(f)Voting Rights.
Each Participant (including, for purposes of this Section 12(f), any Beneficiary who has Intel Stock credited to the Beneficiary’s Accounts) shall be entitled to instruct the Trustee confidentially with respect to the voting of all whole and fractional shares of Intel Stock that were allocated to the Participant’s Accounts as of the last Valuation Date coinciding with or preceding the applicable record date. Intel Stock not allocated to individual Accounts shall be voted by the Trustee. The Investment Committee shall conclusively determine the number of the shares of Intel Stock that are subject to each Participant’s voting instructions and shall advise the Trustee accordingly. Before each annual or special meeting of the Company’s stockholders, the Investment Committee shall cause to be delivered to each Participant the proxy statement and any related materials prepared for the Company’s registered stockholders and a request for voting instructions. Each Participant who wishes to exercise the Participant’s rights under this Section 12(f) shall provide such voting instructions to the Trustee confidentially prior to the date prescribed by the Investment Committee. Once received by the Trustee, a Participant’s voting instructions shall be irrevocable. Any shares of Intel Stock with respect to which the Trustee receives timely, confidential voting instructions from Participants under this Section 12(f) shall be voted by the Trustee in accordance with such instructions. The combined fractional shares attributable to the Accounts of Participants who have issued voting instructions shall be voted (to the extent reasonably practicable) by the Trustee to reflect such instructions. Except as otherwise required by law, shares of Intel Stock credited to a participant’s Account for which the Trustee has received no direction from the Participant shall be voted in the same proportion on each issue as the Trustee votes those shares credited to Participants’ Accounts for which it has received voting directions from Participants. The Investment Committee may require verification of the Trustee’s compliance with such confidential voting instructions by an independent auditor selected by the Investment Committee.
(g)Other Instructions by Participants.
In the event that any person or group makes an offer subject to section 14(d) of the Securities Exchange Act of 1934 to acquire all or part of the outstanding Intel Stock, including Intel Stock held in the Plan (an “acquisition offer”), each Participant shall be entitled to direct the Trustee confidentially to tender all or part of those shares of Intel Stock that would then be subject to such Participant’s voting instructions under Section 12(f). If the Trustee receives such an instruction by a date determined by the Trustee and communicated to Participants, the Trustee shall tender such Intel Stock in accordance with such instruction. Any Intel Stock as to which the Trustee does not receive instructions within such period shall not be tendered by the Trustee. The Trustee shall obtain and distribute to each Participant all appropriate materials pertaining to the acquisition offer, including the statement of the position of the Company with respect to such offer issued pursuant to Regulation 14e-2 of the Securities Exchange Act of 1934, as soon as practicable after such materials are issued; provided that if the Company fails to issue such statement within five business days after the commencement of such offer, the Trustee shall distribute such materials to each Participant without such statement by the Company and shall separately distribute such statement by the Company as soon as practicable after it is issued. The Trustee shall follow the procedures regarding confidentiality and verification of compliance with voting instructions described in Section 12(f).
SECTION 13. FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.
(a)Named Fiduciaries.
The Administrative Committee is the named fiduciary with respect to the operation and administration of the Plan (but not management or control of Plan assets). The Investment Committee is the named fiduciary with respect to the management and control of Plan assets.
(b)Appointment of Committees.
The Administrative Committee and the Investment Committee shall each consist of not less than two members, who shall be appointed by the Chief Financial Officer. The members of the Administrative Committee and the Investment Committee shall remain in office at the will of the Chief Financial Officer, and the Chief Financial Officer may from time to time remove any Committee members with or without cause and shall appoint any successors. The sole responsibility of the Chief Financial Officer with respect to the Plan shall be the appointment, retention, and removal of the members of the Administrative Committee and the Investment Committee.
(c)Structure of Committees.
Each member of the Administrative Committee and the Investment Committee may (but need not) be an officer, director, or Employee of a Participating Company. Each person, to evidence acceptance of such person’s appointment as a member of the Administrative Committee or the Investment Committee, shall accept such person’s appointment by written notice sent to the Secretary and the other members of the respective Committee. Any member of the Administrative Committee or the Investment Committee may resign by delivering such member’s written resignation to the Secretary and the other members of the respective

Committee. Any such resignation shall become effective upon the date specified therein but not earlier than the date such resignation is delivered to the Secretary of the Committee. Any member of the Administrative Committee or Investment Committee who is an officer, director, or Employee of a Participating Company shall automatically cease to be a member of a Committee upon ceasing to be an officer, director or Employee of a Participating Company. In the event of a vacancy in either Committee’s membership, the remaining members shall constitute the Administrative Committee or Investment Committee, as the case may be, with full power to act until such vacancy is filled.
(d)Committee Actions.
(i)A majority of the members of the Administrative Committee or the Investment Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. A Committee member may give a proxy to another to act in such member’s stead at any meeting by providing a notice in writing to the Secretary of the Committee prior to the meeting. Any determination or action of the Administrative Committee or the Investment Committee may be made or taken by a majority of the Committee members present at any meeting thereof or, without a meeting, by a resolution or written memorandum concurred in by a majority of the members then in office.
(ii)The Administrative Committee and Investment Committee shall each have a Chair appointed by the Chief Financial Officer who shall be a member of the respective Committee. Each Committee shall establish the duties and authority of its Chair. The Administrative Committee and Investment Committee shall also each appoint a Secretary who may (but need not) be a member of the respective Committee and such other officers as the Administrative Committee or the Investment Committee may deem necessary who may (but need not) be members of the respective Committee.
(e)Administrative Committee Duties.
The Administrative Committee, on behalf of the Participants and Beneficiaries, shall enforce and administer the Plan and the Trust Agreement, in accordance with the terms of the Plan and the Trust Agreement, and shall have all powers necessary and appropriate to accomplish that purpose, including, without limitation, the following powers:

(i)To appoint and remove, as it deems advisable, the Plan Administrator. In the absence of any such appointment, the Administrative Committee shall be the Plan Administrator;
(ii)To issue and change rules, regulations, and procedures deemed necessary or appropriate for the proper conduct and administration of the Plan;
(iii)To decide all questions concerning the Plan and the eligibility of an Employee to participate in the Plan in accordance with the provisions of the Plan;
(iv)To compute and certify to the Trustee the amounts and types of benefits payable to Participants or their Beneficiaries;
(v)To authorize all benefit and administrative expense disbursements by the Trustee from the Trust Fund in accordance with the provisions of the Plan and the Trust Agreement;
(vi)To appoint and remove, as it deems advisable, those entities who shall provide administrative services such as plan recordkeeping and custodial services;
(vii)To employ and suitably compensate such accountants and attorneys (who may but need not be the accountants or attorneys to the Company), clerical employees, and other persons to render advice or other assistance, as it may deem necessary or appropriate for the performance of its duties;
(viii)To cause to be prepared and furnished to Participants and Beneficiaries a general explanation of the Plan and all other information required to be furnished to them under Federal law or the provisions of the Plan;
(ix)To cause to be prepared and issued or filed with the Department of Labor, the Treasury Department, or other governmental agencies all reports, and other information required under Federal law;
(x)To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant;

(xi)To construe and interpret the Plan and the Trust Agreement and resolve ambiguities, inconsistencies, and omissions, which findings shall be binding, final, and conclusive;
(xii)To correct any defect, including but not limited to mathematical or arithmetical errors, in such manner and to such extent as the Administrative Committee shall deem necessary to carry out the purposes of the Plan, including through governmental correction programs for retirement plans; and
(xiii)To exercise all other fiduciary powers relating to Plan administration.
(f)Investment Committee Duties.
The Investment Committee, on behalf of the Participants and Beneficiaries and in accordance with the terms of the Plan and Trust Agreement, shall designate and evaluate the Funds offered to Participants (including Funds designated as default Funds pursuant to Section 12(a)), and shall have all the powers necessary or appropriate to accomplish those purposes, including without limitation, the following discretionary powers:
(i)To appoint and remove, as it deems advisable, the Trustee;
(ii)To appoint and remove, as it deems advisable, one or more investment managers pursuant to the provisions of the Trust Agreement, each of which (A) shall be (1) an investment adviser registered under the Investment Advisers Act of 1940; (2) a bank, as defined in the Investment Advisers Act of 1940; or (3) an insurance company qualified to manage, acquire, or dispose of qualified plan assets under the laws of more than one state; and (B) shall acknowledge in writing to the Investment Committee that such investment manager is a fiduciary with respect to the Plan;
(iii)To conduct periodic reviews of the performance, costs, and expenses of the Funds, the Trustee, investment managers, and outside service providers;
(iv)To establish and communicate to the Trustee and the investment managers from time to time its determination of the Plan’s short- and long-term financial needs, so that the Trustee’s and investment managers’ investment decisions with regard to Trust Fund assets can be coordinated therewith; provided that such determination of the Plan’s financial needs shall be consistent with the funding policies and methods adopted by the Company and in effect at the time of such determination;
(v)Select and review the performance of one or more independent agents who shall direct purchases and sales of Intel Stock for the Intel Stock Fund, if applicable, in open market transactions, and set such guidelines for such purchases and sales as are deemed advisable;
(vi)To instruct the Trustee as to the voting and the tendering of shares (other than shares of Intel Stock) and other securities held by the Trust Fund, by proxy, or in person, except to the extent such responsibility is delegated to another person, in which case the Investment Committee shall periodically monitor the actions of such delegate;
(vii)To employ and suitably compensate such accountants, attorneys, and financial advisors (who may but need not be the accountants, attorneys, and financial advisors to the Company), clerical employees, and other persons to render advice or other assistance, as it may deem necessary or appropriate for the performance of its duties; and
(viii)To directly enter into and confirm any investment transaction or to direct the Trustee pursuant to the Trust to enter into or confirm any investment transaction, in each case the term “investment transaction” shall include any investment permitted under the Trust, including, but not limited to, any investment in a partnership, limited liability company, unit investment trust, business development company, private equity fund, investment company (registered or otherwise) or other similar arrangement (whether publicly traded or otherwise), and, for all purposes under this Section 13, to exercise all other fiduciary powers relating to the management of Plan assets.
(g)Reliance upon Advisors.
To the extent permitted by law, the Administrative Committee, the Investment Committee, any person to whom either of them has delegated any duty or power in connection with Plan administration or investment matters, any Participating Company, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in reliance upon, any enrolled actuary, counsel, accountant, other specialist, or other person selected by the Administrative Committee or the

Investment Committee, or any tables, valuations, certificates, opinions, or reports that shall be furnished by any of them or by the Trustee.
(h)Exculpation.
To the extent permitted by law, no member of the Administrative Committee or the Investment Committee, shall be liable for any act or omission of the Trustee, any investment manager, fund manager, or any other member of the Administrative Committee or Investment Committee, nor shall the Chief Financial Officer, any Participating Company, or the officers or directors thereof, be liable for any act or omission of the Trustee, any investment manager, fund manager, or any member of the Administrative Committee or the Investment Committee. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including service both as Plan Administrator and Trustee).
(i)Delegations of Responsibility.
The Administrative Committee and the Investment Committee shall have the authority to delegate from time to time, in writing, all or any part of its responsibilities under the Plan to such person or persons as the respective Committee may deem advisable, and in the same manner to revoke any such delegation of responsibility. The Administrative Committee and the Investment Committee may (i) designate such person as a named fiduciary with respect to specified responsibilities; and (ii) authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons to the extent authorized by the delegating authority. Any action of the delegate, in the exercise of such delegated responsibilities, shall have the same force and effect for all purposes as if such action had been taken by the delegating authority. The Participating Companies, the Administrative Committee, and the Investment Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the delegating authority concerning its discharge of the delegated responsibilities.
(j)Allocations of Responsibility.
The Administrative Committee and the Investment Committee shall have the authority to allocate from time to time, in writing, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated, in the exercise of such allocated responsibilities, shall have the same force and effect for all purposes as if such action had been taken by the allocating authority. The Participating Companies, the Administrative Committee, and the Investment Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning such member’s discharge of the allocated responsibilities.
(k)Independent Fiduciary.
The Investment Committee shall have the authority to hire an independent fiduciary for such purposes as the Investment Committee may (in its sole discretion) deem appropriate and to pay the costs for such independent fiduciary from the Trust Fund.
(l)Decisions of Committees.
All decisions of the Administrative Committee or the Investment Committee, any action taken by either of them with respect to the Plan and within the powers granted to them under the Plan, and any interpretation of provisions of the Plan or the Trust Agreement by the Administrative Committee, shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.
(m)Reports to the Chief Financial Officer.
The Administrative Committee and the Investment Committee shall report to the Chief Financial Officer not less than annually such information as is necessary or appropriate to permit the Chief Financial Officer to carry out its responsibility to review the continued prudence of its appointments of the members of the Administrative and Investment Committees.
(n)Eligibility to Participate.
No member of the Administrative Committee or Investment Committee, if such member is also an Eligible Employee and otherwise eligible under the Plan, shall be excluded from participation in the Plan, but such individual (as a member of the Administrative Committee or Investment Committee) shall not act or pass upon any matters pertaining solely to such member’s own Account under the Plan.

(o)Compensation.
The Employee and Affiliated Group director members of the Administrative Committee and Investment Committee shall serve without compensation for their services as Committee members.
(p)Indemnification.
The Company shall, to the fullest extent permitted by law, indemnify (i) each director, officer, or employee of the Company, and (ii) each member of the Chief Financial Officer, the Administrative Committee, and the Investment Committee, including the heirs, executors, administrators, and other personal representatives of such person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending, or actual suit, action, or proceeding (whether civil, criminal, administrative, or investigative in nature or otherwise) in which such person may be involved by reason of the fact that such person is or was serving in any capacity with respect to any of the Company’s employee benefit plans or serving on the Chief Financial Officer, the Administrative Committee, the Investment Committee, or any other committee established with respect to the Company’s employee benefit plans at the request of the Company or the Chief Financial Officer, unless arising out of such person’s own gross negligence or willful misconduct.
SECTION 14. CLAIMS PROCEDURE.
(a)Claims for Benefits.
(i)Except as otherwise required under Code section 401(a)(9) and subject to Section 9(c) of the Plan, no Plan Benefit shall be paid to or on behalf of a Participant under the Plan until the Participant (or the Participant’s Beneficiary, as appropriate) has filed a claim for benefits with the Administrative Committee that contains all information that the Administrative Committee may need to determine the amount of any payment due hereunder.
(ii)If a properly completed claim for benefits has not been filed at least 90 days before the date payment of the Plan Benefit is to be made, the payment of such Plan Benefit may be delayed for administrative reasons.

(iii)All claims for benefits under the Plan must be made in the manner prescribed by the Administrative Committee and must be signed by the Participant or the Participant’s Beneficiary, as appropriate. All claims for (or inquiries concerning) benefits under the Plan shall be submitted pursuant to procedures specified by the Administrative Committee, but a Participant who has not received notice of such procedures may request information concerning such procedures by making inquiry addressed as follows: “Intel Corporation, Plan Administrator, 1900 Prairie City Rd., FM1-118, Folsom, CA 95630.”
(b)Denial of Claims.
In the event any claim for benefits or application for a loan or withdrawal is denied, in whole or in part, the Administrative Committee shall notify the claimant of such denial and shall advise the claimant of such claimant’s right to appeal the denial. Such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary for the claimant to perfect such claimant’s claim, an explanation of why such material is necessary, an explanation of the Plan’s Review Procedure, and an explanation of the claimant’s right to initiate a lawsuit under section 502(a) of ERISA if the claimant’s appeal is denied. Such notice shall be given to the claimant within 90 days after the Administrative Committee receives the claimant’s claim, unless special circumstances require additional time for processing. If additional time for processing is required, notice shall be furnished to the claimant prior to the termination of the initial 90-day period. Such notice shall indicate the special circumstances requiring the extension of time and the date by which the Administrative Committee expects to render its decision on the claim.
(c)Statute of Limitations.
A claim or action (i) to recover benefits allegedly due under the Plan or by reason of any law, (ii) to enforce rights under the Plan, (iii) to clarify rights to future benefits under the Plan, or (iv) that relates to the Plan and seeks a remedy, ruling or judgment of any kind against the Plan or a Plan fiduciary or party in interest (collectively, a “Judicial Claim”), may not be commenced in any court or forum until after the claimant has exhausted the Plan’s claims and appeals review procedures, and a final determination has been rendered by the Plan Administrator on that claim. A claimant must raise every argument and/or produce all evidence the claimant believes supports the claimant’s claim or action and shall be deemed to have waived any argument and/or the right to produce any evidence not submitted to the Plan Administrator during the claims and appeals review procedure.
Any Judicial Claim must be commenced in the appropriate court or forum no later than the earlier of 24 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or 12 months after the claimant has exhausted the claims and review procedure. Any claim or action that is commenced, filed, or raised, whether a Judicial Claim or a claim during the Plan’s claims and appeals review procedures, after expiration of the 24-month period shall be time-barred. Filing or commencing a Judicial Claim before the claimant exhausts the Plan’s claims and appeals review procedure shall not toll the one-year limitations period.
To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Plan Administrator within 12 months after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.
(d)Waiver of Class, Collective and Representative Actions and the Right to a Jury Trial.
If for any reason a claim is not resolved through arbitration and instead is allowed to proceed in court, the claimant waives any right to a jury trial and agrees that such court proceedings will be non-jury, tried to the court.
(e)Claims and Appeals Extension.
Effective March 1, 2020, notwithstanding the foregoing claims and appeals procedures, to the extent there would otherwise be a time limit in which to submit an initial claim for benefits or appeal a denied claim, such a time limit is extended due to the COVID-19 outbreak by 60 days if it would be required to be submitted between March 1, 2020 and the announced end of the National Emergency or other day announced by government agencies.

SECTION 15. REVIEW PROCEDURE.
(a)Appointment of Review Panel.
The Administrative Committee shall appoint a Review Panel that shall consist of three (3) or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that shall have authority to act with respect to appeals from denials of claims for benefits under the Plan.
(b)Right to Appeal.
Any person whose claim for benefits or application for a loan or withdrawal is denied, in whole or in part, or such person’s authorized representative, may appeal from the denial by submitting a request for review of the claim to the Review Panel within 60 days after receiving notice of the denial from the Administrative Committee. Such review shall take into consideration all relevant documents and other information submitted by the claimant, whether or not such information was submitted in the initial benefit determination. The Administrative Committee shall give the claimant (or the claimant’s representative) an opportunity to review pertinent documents in preparing a request for review.
(c)Form of Request for Review.
A request for review must be made in the manner prescribed by the Administrative Committee and shall be addressed in the manner prescribed in the Plan’s summary plan description to the address specified in the Plan’s summary plan description. A request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters that the claimant deems pertinent. The Review Panel may require the claimant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in making its review. It shall be the claimant’s responsibility and burden to submit sufficient grounds in support of such claimant’s claim.
(d)Time for Review Panel Action.
The Review Panel shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require additional time for review. If additional time for review is required, notice shall be furnished to the claimant prior to the end of the initial 60-day period, indicating the date by which the Review Panel expects to render its decision on the claimant’s request for review. In no event shall the decision of the Review Panel be rendered more than 120 days after it receives a claimant’s request for review.
(e)Review Panel Decision.
Within the time prescribed by Section 15(d) above, the Review Panel shall give notice of its decision to the claimant and the Administrative Committee. In the event the Review Panel confirms the denial of the claim for benefits or the application for a loan or withdrawal, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which the decision was based, a statement that the claimant (or the claimant’s duly authorized representative) has the right to review all pertinent documents (other than legally privileged documents), and an explanation of the claimant’s right to initiate a lawsuit under section 502(a) of ERISA. In the event that the Review Panel determines that the claim for benefits or the application for a loan or withdrawal should not have been denied, in whole or in part, the Administrative Committee shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel’s decision.
(f)Rules and Procedures.
The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 15. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at such claimant’s own expense.
(g)Exhaustion of Remedies.
No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant: (i) has submitted a claim for benefits or application for a loan or withdrawal in accordance with Section 14; (ii) has been notified that the claim or application is denied; (iii) has filed a request for a review of the claim or application in accordance with this Section 15; and (iv) has been notified that the Review Panel has affirmed the denial of the claim or application; provided, however, that such an action may be brought if the claim has not been acted upon within the time period prescribed by Sections 14(b) or 15(d).

(h)Entitlement to Benefits.
Benefits shall be paid from the Plan only if the Administrative Committee, Review Panel, or a delegate decides in its sole discretion that the applicant is entitled to them.
(i)Appeals Extension.
Effective March 1, 2020, notwithstanding the foregoing appeals procedures, to the extent there would otherwise be a time limit in which to submit an initial claim for benefits or appeal a denied claim, such a time limit is extended due to the COVID-19 outbreak by 60 days if it would be required to be submitted between March 1, 2020 and the announced end of the National Emergency or other day announced by government agencies.
SECTION 16. AMENDMENT AND TERMINATION.
(a)Right to Amend or Terminate.
The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company reserves the right to amend or terminate the Plan at any time and for any reason. In addition, amendments to the Plan or Trust Agreement that do not significantly increase the Plan’s cost to the Participating Companies, or significantly change its design, or are required to comply with applicable law may be adopted without the approval of the Company’s Board of Directors by the Administrative Committee.
(b)Protection of Participants.
No amendment of the Plan shall reduce the benefit of any Participant who accrued benefits under the Plan prior to the date when such amendment is adopted. No Plan amendment or other action by the Company shall divert any part of the Plan’s assets to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of being used as set forth in Section 8(b), except to the extent that Section 10(h) applies.
(c)Effect of Termination.
Upon termination of the Plan, no assets of the Plan shall revert to the Company or be used for, or diverted to, purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries and of being used as set forth in Section 8(b), except to the extent that Section 10(h) applies. Upon termination of the Plan, the Trust Fund shall continue in existence until it has been completely distributed as provided in Section 16(e) below.
(d)Partial Terminations.
Upon a partial termination of the Plan, Section 16(c) above shall apply with respect to Participants affected by such partial termination who are then Employees.
(e)Allocation of Trust Fund Upon Termination.
Upon termination of the Plan, the Trust Fund shall continue in existence until the Accounts of each Participant have been distributed to such Participant (or to such Participant’s Beneficiary) pursuant to Section 9 provided, however, that the assets of the Plan shall be allocated in accordance with any applicable requirements of section 403(d)(1) of ERISA. Notwithstanding the foregoing, the balances credited to the Deferred Accounts and Merger Accounts of those Participants who are affected by the termination may be distributed only to the extent permitted by Code section 401(k)(2)(B) and the balances credited to the Free$tock Accounts of Participants affected by the termination may be distributed only to the extent permitted by Code section 409.
(f)Limitation on Participating Companies’ Obligations.
Any other provisions hereof notwithstanding, the Participating Companies shall have no obligation to continue making contributions to the Plan after its termination or partial termination. Except as ERISA may otherwise provide, neither the Participating Companies nor any other person shall have any liability or obligation to provide benefits under the Plan after its termination. Upon termination of the Plan, Participants and Beneficiaries shall obtain benefits solely from the Trust Fund.
SECTION 17. ROLLOVERS AND RELATED TRANSACTIONS.
(a)Rollover Contributions to the Plan.
With the consent of the Administrative Committee, an Eligible Employee may contribute all or any part of an “eligible rollover distribution,” as defined in Section 9(l)(ii), to a Rollover Account in the Plan, either through an ordinary rollover or through a direct transfer in accordance with Code section 401(a)(31) and the Regulations thereunder (as applicable); provided that such eligible rollover distribution may be contributed to such component plan only if (i) the contribution is paid entirely in the form of a wire transfer, cashier’s check, or money order made payable to or endorsed over to such plan, (ii) the Eligible Employee establishes to the satisfaction of the Administrative Committee that such distribution was an eligible rollover distribution from a plan that, at the time of the distribution, was an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), a qualified plan described in Code section 401(a) (including designated Roth contributions made to an eligible retirement plan described in Code section 402A(e)(1)), a tax-sheltered annuity described in Code section 403(b), or a governmental deferred compensation plan described in Code section 457(b), and (iii) in the case of a rollover that is not made in accordance with the direct transfer provisions of Code section 401(a)(31), the contribution is made within 60 days after the Eligible Employee’s receipt of the eligible rollover distribution. The Administrative Committee, in its discretion, may waive the requirement of clause one in the preceding sentence with respect to outstanding loans from a prior employer’s qualified plan in cases where employees of such other employer become employees of the Company as a result of a merger, acquisition, or similar event. Notwithstanding the foregoing, any distribution that is attributable to after-tax employee contributions shall not be accepted as a rollover contribution to the Plan.
(b)Mistaken Rollover.
If it is determined that a Participant’s rollover contribution did not qualify under the Code for a tax-free rollover, then as soon as reasonably possible the balance in the Participant’s Rollover Account shall be segregated from all other Plan assets, treated as a nonqualified trust established by and for the benefit of the Participant and distributed to the Participant. Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.
(c)Roth In-Plan Conversion.
In accordance with rules established by the Plan Administrator, a Participant may irrevocably elect to contribute all or a portion of the Participant’s After-Tax Pre 1988 Account and After-Tax Post 2019 Account and a Participant who is eligible to take an in-service withdrawal may irrevocably elect to contribute all of a portion of the Participant’s Pre-Tax Deferred Account (each excluding any outstanding loan balance pursuant to Section 7) to a Roth

In-Plan Conversion Account, without regard to whether the Participant satisfies the requirements for distribution in accordance with Section 9 and without regard to the spousal consent requirements of Section 9. Neither a Beneficiary nor an alternate payee may make a Roth in-Plan conversion election.
Amounts converted pursuant to this Section 17(c) shall be held in the Participant's Roth In-Plan Conversion Account. Such election is subject to the requirements of Code section 402A(c)(4) and regulations and rulings promulgated thereunder. An election to make a Roth in-Plan conversion shall not be treated as a distribution for purposes of Code sections 401(a)(11) and 411(d)(6)(B)(ii).
Amounts in the Participant's Roth In-Plan Conversion Account, and any earnings on those amounts, shall retain the same distribution restrictions, withdrawal rights and characteristics that applied to the amounts prior to their conversion. In addition, such pre-conversion amounts are subject to the testing and correction requirements in Section 5 for the year in which they are contributed to the Plan.
SECTION 18. INTEL RETIREMENT CONTRIBUTIONS.
(a)Contributions to the Plan by Participating Companies.
For any Plan Year, the Participating Companies may make discretionary Retirement Contributions to the Plan in such amounts as the Board of Directors of the Company may determine in its sole and absolute discretion. The Board of Directors may delegate the authority to determine the amount of discretionary Retirement Contributions for any Plan Year to an officer of the Company or the Board of Directors’ designee. The Retirement Contributions for a Plan Year shall be paid to the Trustee prior to the due date (including extensions) for filing the Company’s federal income tax return for such Plan Year. The Board of Directors or its delegate shall determine the amount of the Retirement Contribution (if any) for a Plan Year and notify the Investment Committee when it has done so and of the time when it intends to make payment to the Trustee.
(b)Allocation.
The Retirement Contribution and the Allocable Forfeitures, if any, for a Plan Year shall be allocated to the Retirement Contribution Account of each Participant entitled to receive an allocation in the ratio that such Participant’s Earnings for such Plan Year bear to the total Earnings of all Participants for such Plan Year who are entitled to share in the Retirement Contribution. For purposes of this Section 18, a Participant shall mean only an Eligible Employee who has satisfied all the requirements of Section 3(b). Notwithstanding any other provision of this Plan to the contrary, (i) any allocation that would otherwise be made to the Retirement Contribution Account of a Participant who is an executive officer of the Company and whose compensation is required to be reported to the Company’s stockholders pursuant to the Securities Exchange Act of 1934 may be reduced or eliminated, prior to the date the Board of Directors or its delegate determines the amount of the Retirement Contribution to be made for that Plan Year, in the discretion of the Compensation Committee of the Board of Directors; and (ii) in order to be entitled to share in the Retirement Contribution and Allocable Forfeitures under this Plan, a Participant must be an Eligible Employee on the last day of the Plan Year; provided, however, that such “last-day” requirement does not apply to any Participant who ceased to be an Eligible Employee during the Plan Year due to (A) death, (B) Total and Permanent Disability, (C) separation from service on or after either the Normal Retirement Date or attainment of the Early Retirement Date, nor does it apply to any Participant who is the subject of a Job Elimination that results in the Participant’s termination of employment as an Employee in December, but only to the extent any allocations to such Employee with respect to the Plan Year in which the termination of employment occurs do not cause the Plan to fail the applicable nondiscrimination testing requirements. A Participant who is not an Eligible Employee on the last day of a Plan Year but who, during such Plan Year, is an Eligible Employee and becomes an employee of an employer that is at least 50% owned by the Company or a Subsidiary, shall be treated as an Eligible Employee on the last day of such Plan Year for purposes of this Section 18(b).
SECTION 18A.     PROVIDING CONTRIBUTIONS FOR AFFECTED PARTICIPANTS. EFFECTIVE JANUARY 1, 2015

This Section implements the Company’s decision to make certain Plan Participants eligible for discretionary Retirement Contributions (“Contributions”) in accordance with the private letter ruling, dated October 8, 2014, issued to the Company by the Internal Revenue Service.

Effective January 1, 2015 and notwithstanding any previously-adopted provision of the Plan to the contrary, the Company shall make eligible for Contributions any Participant who is an Eligible Employee classified by the Company as being in a grade 7 or above (including the grade 7 and above equivalent grades: 7-13, 23-28, 43-49, 73-74, 83-89 and all executive grades) or is an Intel Contract Employee (ICE) (each such Participant referred to herein as an “Affected Participant”) as described below.
Currently Affected Participants — With respect to any Participant who is an Affected Participant as of December 31, 2014, such Participant shall become eligible for allocations of Contributions, if any, determined by the Company in 2016 or later with respect to the Participant’s Earnings for 2015 or later, as applicable, if he is otherwise entitled to the allocations in accordance with the terms of the Plan.
Subsequently Affected Participants — With respect to any Participant who becomes an Affected Participant after December 31, 2014, such Participant shall become eligible for allocations of Contributions commencing in the year following the year in which he was eligible for a final contribution, if any, made by the Company to the Retirement Contribution Plan pursuant to Section 16A of the Retirement Contribution Plan, if he is otherwise entitled to the allocation in accordance with the terms of the Plan. Notwithstanding the foregoing, effective December 31, 2015, an Affected Participant shall not include a Participant who on such date is in grade 43, 73, or 74. Notwithstanding the foregoing, effective December 31, 2016, an Affected Participant shall not include a Participant who on such date is in grade 83.
Integrated Program — The provisions of this Section 18A are intended to operate, in a coordinated manner, with the provisions in Section 16A of the Intel Retirement Contribution Plan and Section 14A of the Intel Minimum Pension Plan, each designed to carry out its part of the Company’s benefit plan changes described in the above-referenced private letter ruling, namely, to freeze the gross retirement benefits for Affected Participants under the Minimum Pension Plan, to cease their eligibility to receive allocations of discretionary contributions under the Retirement Contribution Plan, and to establish their eligibility to receive discretionary contributions under the 401(k) Savings Plan. The Company shall administer and construe these related provisions as an integrated program designed to achieve the changes described in the ruling.

SECTION 19. MATCH CONTRIBUTIONS.
(i)Match Contributions to the Plan by Participating Companies.
(i)The Participating Companies shall make Match Contributions to the Plan for each payroll period between January 1, 2020 and December 31, 2020 in the amount of 200% of each Eligible Employee’s Elective Deferrals up to 5% of such Eligible Employee’s Earnings. The Match Contribution provided for in the preceding sentence shall be adjusted (“trued-up”) each Plan Year to attain the appropriate allocation rate for the Plan Year as a whole. Notwithstanding Section 2(s), for a Participant who is entitled to receive the “true-up” as determined in Section 19(b) and who was not an Eligible Employee for the entire Plan Year, the “true-up” shall be based on all Earnings during the Plan Year. Notwithstanding the preceding sentence, for the avoidance of doubt, Earnings do not include amounts paid after termination of employment, including any amounts that would otherwise be paid to the Participant but for the termination of employment.
(ii)The Participating Companies shall make Match Contributions to the Plan for each payroll period on and after January 1, 2021 and prior to the 2023 5% Match Period described in subsection (iii) below and for payroll periods with payment dates after December 31, 2024, in the amount of 100% of each Eligible Employee’s Elective Deferrals up to 5% of such Eligible Employee’s Earnings. The Match Contribution provided for in the preceding sentence shall be adjusted (“trued-up”) each Plan Year to attain the appropriate allocation rate for the Plan Year as a whole. Notwithstanding Section 2(s), for a Participant who is entitled to receive the “true-up” as determined in Section 19(b) and who was not an Eligible Employee for the entire Plan Year, the “true-up” shall be based on all Earnings during the Plan Year. Notwithstanding the preceding sentence, for the avoidance of doubt, Earnings do not include amounts paid after termination of employment, including any amounts that would otherwise be paid to the Participant but for the termination of employment.
(iii)The Participating Companies shall make Match Contributions to the Plan for each payroll period after December 31, 2022 with a payment date that is before March 1, 2023 in the case of exempt Eligible Employees and before March 18, 2023 in the case of non-exempt Eligible Employees (the “2023 5% Match Period”) in the amount of 100% of each Eligible Employee’s Elective Deferrals up to 5% of such Eligible Employee’s Earnings during the 2023 5% Match Period.
(iv)For each payroll period with a payment date on or after March 1, 2023 in the case of exempt Eligible Employees and after March 17, 2023 in the case of non-exempt Eligible Employees and on or before December 31, 2023 for both exempt Eligible Employees and non-exempt Eligible Employees (the “2023 2.5% Match Period”), the Participating Companies shall make Match Contributions to the Plan in the amount of 100% of each Eligible Employee’s Elective Deferrals up to 2.5% of such Eligible Employee’s Earnings.
(v)Notwithstanding anything to the contrary in this Section 19(a), the payroll period Match Contributions for the 2023 Plan Year shall stop once an Eligible Employee has received $8,250 in Match Contributions (or such greater amount as was made for the Eligible Employee as of the end of the 2023 5% Match Period).
(vi)The Match Contribution provided for in subsections (iii) and (iv) above shall be adjusted (“trued-up”) based on Eligible Deferrals during the 2023 Plan Year and Eligible Earnings made during the 2023 5% Match Period and the 2023 2.5% Match Period to attain the appropriate allocation rate for the Plan Year as a whole. Notwithstanding Section 2(s), for a Participant who is entitled to receive the “true-up” as determined in Section 19(b) and who was not an Eligible Employee for the entire Plan Year, the “true-up” shall be based on all Earnings during the Plan Year. Notwithstanding the preceding sentence, for the avoidance of doubt, Earnings do not include amounts paid after termination of employment, including any amounts that would otherwise be paid to the Participant but for the termination of employment.

(vii)For each payroll period with a payment date on or after January 1, 2024 and on or before December 31, 2024, the Participating Companies shall make Match Contributions to the Plan in the amount of 100% of each Eligible Employee’s Elective Deferrals up to 7% of such Eligible Employee’s Earnings. The Match Contribution provided for in the preceding sentence shall be adjusted (“trued-up”) for the 2024 Plan Year to attain the appropriate allocation rate for the 2024 Plan Year as a whole. Notwithstanding Section 2(s), for a Participant who is entitled to receive the “true-up” as determined in Section 19(b) and who was not an Eligible Employee for the entire Plan Year, the “true-up” shall be based on all Earnings during the Plan Year. Notwithstanding the preceding sentence, for the avoidance of doubt, Earnings do not include amounts paid after termination of employment, including any amounts that would otherwise be paid to the Participant but for the termination of employment.
(ii)Allocation of Match Contributions.
The Match Contribution for a payroll period shall be allocated to the Match Contribution Account of each Participant entitled to receive an allocation based on the Participant’s Elective Deferrals for such payroll period. The “true-up” described in subsection (a) above shall be allocated prior to the due date (including extensions) for filing the Participating Company’s federal income tax return for such Plan Year to each Participant who is an Eligible Employee on the last day of the Plan Year; provided, however, that such “last-day” requirement does not apply to any Participant who ceased to be an Eligible Employee during the Plan Year due to (A) death, (B) Total and Permanent Disability, (C) separation from service on or after either the Normal Retirement Date or attainment of the Early Retirement Date, nor does it apply to any Participant who is the subject of a Job Elimination that results in the Participant’s termination of employment as an Employee in December, but only to the extent any allocations to such Employee with respect to the Plan Year in which the termination of employment occurs do not cause the Plan to fail the applicable nondiscrimination testing requirements. A Participant who is not an Eligible Employee on the last day of a Plan Year but who, during such Plan Year, is an Eligible Employee and becomes an employee of an employer that is at least 50% owned by the Company or a Subsidiary, shall be treated as an Eligible Employee on the last day of such Plan Year for purposes of this Section 19(b).

SECTION 20. EXECUTION.
IN WITNESS WHEREOF, this amendment and restatement of the Plan to read as set forth herein, is adopted by the Administrative Committee, as authorized pursuant to the Plan, effective September 30, 2025.

INTEL CORPORATION

By:

Geraldine Fagan

Michael Seal

APPENDIX A
PARTICIPATING COMPANIES
The following subsidiaries of Intel Corporation are each designated to be a Participating Company as that term is defined in the Plan.
Intel Corporation
Intel Massachusetts, Inc.
Intel Americas, Inc.
Intel Resale Corp.
Intel Mobile Communications North America, Inc.
Intel Federal LLC
Intel NDTM US LLC
A-1

APPENDIX B
ACQUIRED COMPANIES – ELIGIBILITY
(iv)Scope/Application
This Appendix applies to employees formerly employed by Acquired Companies and who become employees of Intel Corporation or any of its Subsidiaries or Affiliates as a result of the acquisition.
(v)Effective Dates for Former Employees of Acquired Companies

Acquired Company	401(k) Participation Date
Ambient Technologies, Inc.	April 3, 2000
Basis Communications Corporation	June 1, 2000
Conformative Systems, Inc.	October 20, 2005
Dialogic Corporation	January 1, 2000
DSP Communications, Inc.	January 1, 2000
Ford Microelectronics, Inc.	June 27, 2000
Giga North America	May 16, 2000
High Speed Solutions Corporation	August 5, 2000
iCat Corporation	April 1, 1999
Infineon	February 1, 2011
IPivot, Inc.	January 1, 2000
Kuck & Associates, Inc.	May 16, 2000
Level One Communications, Inc.	January 1, 2000
NetBoost Corporation	October 1, 1999
Olicomm A/S	October 18, 1999
Picazo Communications, Inc.	May 16, 2000
Real 3D Inc.	October 14, 1999
Sarvega, Inc.	August 16, 2005
Shiva Corporation	February 27, 1999
Softcom Microsystems, Inc.	September 1, 1999
Stanford Telecommunications, Inc.	November 15, 1999
ThinkIt Technologies, Inc.	April 1, 2000
Trillium Digital Systems, Inc.	September 1, 2000
Voice Technologies Group, Inc.	June 16, 2000
XLNT Designs, Inc.	April 5, 1999
Ziatech Corporation	October 16, 2000
Virtutech, Inc.	March 3, 2010
If an Acquired Company becomes a subsidiary of another Acquired Company, the dates specified above with respect to such parent Acquired Company shall not apply to such subsidiary Acquired Company if such subsidiary Acquired Company is listed above.
B-1

3.    Enrollment Required for Participation in the Plan
For purposes of enrollment into the Plan pursuant to Section 3(a) of the Plan, an Acquired Eligible Employee must submit an appropriate enrollment form prior to the 401(k) Participation Date specified in Section 2 of this Appendix in order to have enrollment effective as of such date, unless such Eligible Employee is automatically enrolled pursuant to Section 3(a) of the Plan. No Acquired Eligible Employee shall be eligible to become a Participant in the Plan prior to such date.
(vi)Acceptance of Participant Loans
The Administrative Committee exercises discretion in accordance with Section 17(a) of the Plan to accept transfer of promissory notes of Participants with loans outstanding in each Acquired Company’s tax-qualified retirement plan, unless otherwise specified in Section 2 of this Appendix. Participants with transferred promissory notes shall continue repayment generally under the terms and conditions applicable at initiation of their loans; provided that the Administrative Committee reserves the right to make any changes that it considers reasonable to facilitate the administration and repayment of these loans and that do not cause such loans to be treated as a distribution under Code section 72(p).
(vii)Definitions
Capitalized terms not otherwise defined in this Appendix shall have the same meaning as such terms have in the Plan. For purposes of this Appendix, the following terms shall apply:
(i)“Acquired Employee” means an employee of Acquired Company who becomes an Employee of Intel Corporation or any of its Subsidiaries or Affiliates, either because the Employee has been hired directly or because the Acquired Company has become an Affiliate.
(ii)“Acquired Eligible Employee” means an Acquired Employee who also satisfies the definition of Eligible Employee under the terms of the Plan.
(iii)“401(k) Participation Date” means the date specified in Section 2 of this Appendix with respect to a specific Acquired Company, i.e., the date the Acquired Company becomes a Participating Company with respect to the Plan.
B-2

APPENDIX C
CHIPS & TECHNOLOGIES, INC.
EFFECTIVE JANUARY 30, 1998
(i.Scope/Application
This Appendix applies to employees of Chips & Technologies, Inc. who become employees of Intel Corporation or any of its Subsidiaries or Affiliates as a result of the acquisition of Chips & Technologies, Inc. by Intel Corporation, effective January 30, 1998 (the “January 30 Acquisition”).
(ii.Effective Date of Merger
The effective date of the merger of the Chips & Technologies, Inc. 401(k) Plan (hereinafter referred to as the “Merged Plan”) into the Plan shall be October 1, 1998.
(iii.Effective Date of Appendix
This Appendix shall be effective from January 30, 1998.
(iv.Provisions Applicable to Merger Accounts
Merger Accounts created under this Appendix shall be subject to the provisions herein in addition to whatever provisions are contained in the Plan. In the event of a conflict between the provisions in this Appendix and the terms of the Plan, the Plan shall be interpreted to preserve to the Participant the rights described in this Section 4 of this Appendix, except where such interpretation would cause the Plan to lose its tax-qualified status.
(a)Installment Distributions. Participants may elect to receive distribution of Merger Account balances in installments as nearly equal as possible over a period of not more than 10 years, but in no event over a period exceeding the Participant’s life expectancy or the joint life expectancy of the Participant and the Participant’s designated Beneficiary. In no event shall the present value of any installment payments to be paid to the Participant be less than 50% of the present value of the payments to be made to the Participant and the Participant’s Beneficiaries.
(b)Death Benefits. If death benefits are payable to the Beneficiary of a deceased Participant, such Beneficiary may elect to receive payment in the form of a single cash distribution of the entire balance distributable to such Beneficiary or in installments as nearly equal as possible over a period of not more than 10 years.

(c)In-Service Withdrawals. Participants shall be permitted to make no more than one in-service withdrawal per year except that those Participants who have incurred a Financial Hardship as determined under the Plan may make one withdrawal per year from their Merger Accounts and Participants who have attained age 59½ may make one additional withdrawal per year from their Merger Accounts. The Administrative Committee may permit more frequent withdrawals provided there is good reason, and the exception is pursuant to policies that are uniformly applied to all Participants on a non-discriminatory basis.
(d)Other Provisions. Any other provision of the Merged Plan in effect on the date of transfer and that the Administrative Committee determines to be a protected benefit within the meaning of Code section 411(d)(6) shall also apply to the Merger Accounts created hereunder.
(e)Reconciliations. Accounts of Acquired Employees shall not be eligible for distribution, withdrawal or participant investment direction for a reasonable period of time necessary to reconcile assets transferred to the Plan with Participant records following the transfer of such assets.
(v.Acquired Employee
For purposes of this Appendix, “Acquired Employee” means an employee of Chips & Technologies, Inc. who becomes an Employee of Intel Corporation or any of its Subsidiaries or Affiliates as a result of the January 30 Acquisition.
(vi.Enrollment Required for Participation in the Plan
For purposes of enrollment into the Plan pursuant to Section 3(a) of the Plan, an Acquired Employee must submit forms prior to March 1, 1998 to have enrollment effective as of the earliest possible date, April 1, 1998.
(vii.Merger Accounts
Following the merger of the Merged Plan with the Plan, Merged Plan assets attributable to each Acquired Employee shall be recorded as part of the Merger Account for that Acquired Employee. Such Merger Account shall be 100% vested and shall be available for Participant direction of investments in accordance with Section 11(a) of the Plan in the same manner as a Participant’s After-Tax Pre 1988, After-Tax Post 2019, Pre-Tax Deferred, Free$tock, and Rollover Accounts.

(viii.Acceptance of Participant Loans
The Administrative Committee exercises discretion in accordance with Section 17(a) of the Plan to accept transfer of promissory notes of Participants with loans outstanding in the Merged Plan as of the effective date of the plan merger. Such Participants shall continue repayment generally under the terms and conditions applicable at initiation of loans from the Merged Plan; provided however, that the Administrative Committee reserves the right to make any changes that it considers reasonable to facilitate the administration and repayment of these loans and that do not cause such loans to be treated as a distribution under Code section 72(p).
(ix.Defined Terms
Capitalized terms not otherwise defined in this Appendix shall have the same meaning as such terms have in the Plan.

APPENDIX D
DEC CORPORATION
EFFECTIVE MAY 16, 1998
(i.Scope/Application
This Appendix to the Plan applies to employees formerly employed by Digital Equipment Corporation (“DEC”) who become employees of Intel Corporation or any of its Subsidiaries or Affiliates as a result of the acquisition by Intel Corporation of certain lines of business formerly owned by DEC, effective May 16, 1998 (the “May 16 Acquisition”).
(ii.Effective Date of Transfer
The transfer of assets from the DEC Savings and Investment Plan (the “Transferor Plan”) into the Plan is intended to take effect on September 1, 1998.
(iii.Effective Date of Appendix
This Appendix shall be effective from May 16, 1998.
(iv.Provisions Applicable to Merger Accounts
Merger Accounts created under this Appendix shall be subject to the provisions herein in addition to whatever provisions are contained in the Plan. In the event of a conflict between the provisions in this Appendix and the terms of the Plan, the Plan shall be interpreted to preserve to the Participant the rights described in this Section 4 of this Appendix, except where such interpretation would cause the Plan to lose its tax-qualified status.
(i)In-Service Withdrawals. A Participant may make in-service withdrawals from the Participant’s Merger Account after attainment of age 59½ of any amount equal to or greater than $1,000, provided such amount does not exceed the total Merger Account balance for such Participant on the date next following the date that the notice of withdrawal is received. Such withdrawal may be made in the form of annual, quarterly or monthly installments. No more than one such in-service withdrawal shall be permitted during any six-month period.
(ii)Disability. A Participant who remains disabled under a DEC-sponsored long term disability plan for more than 26 weeks but who has not separated from service from DEC or any of its affiliates prior to May 17, 1998 may make withdrawal of any amount in such Participant’s Merger Account up to the entire account balance.

(iii)Periodic Distributions. A Participant who terminates employment after attainment of age 55 and who has been credited with 10 Years of Service in accordance with Section 4 of this Appendix may elect to receive distribution of the Participant’s Merger Account balance in a lump sum or in installments payable either annually, quarterly or monthly over a period of up to 10 years.
(iv)Distributions to a Beneficiary. If a Participant has commenced receipt of Merger Account balances in installments after attainment of the “applicable age” (as defined in Section 9(b) of the Plan), upon the death of such a Participant before complete payment of the Participant’s Merger Account balance such Participant’s Beneficiary shall continue to receive distribution in the form previously elected unless the Beneficiary elects to receive the remaining balance in a single lump sum.
(f)Required Minimum Distributions. For purposes of determining the applicable life expectancy for determining the required minimum distribution pursuant to Code section 401(a)(9), Participants may elect whether or not to have such life expectancy redetermined annually, as permitted under Code section 401(a)(9)(D).
(g)Post-Acquisition Amendments. Any other provision of the Transferor Plan in effect on the date of transfer and that the Administrative Committee determines to be a protected benefit within the meaning of Code section 411(d)(6) shall also apply to the Merger Accounts created hereunder.
(v)Reconciliations. Accounts of Acquired Employees shall not be eligible for distribution, withdrawal or participant investment direction for a reasonable period of time necessary to reconcile assets transferred to the Plan with Participant records following the transfer of such assets.
(v.Acquired Employee
For purposes of this Appendix, “Acquired Employee” means an employee of DEC who becomes an Employee of Intel Corporation or any of its Subsidiaries or Affiliates as a result of the May 16 Acquisition.

(vi.Enrollment Required for Participation in the Plan
For purposes of enrollment into the Plan pursuant to Section 3(a) of the Plan, an Acquired Employee must submit forms prior to June 1, 1998 to have enrollment effective as of the earliest possible date, July 1, 1998.
(vii.Merger Accounts
Following the transfer of assets (the “Transferred Assets”) from the Transferor Plan to the Plan, the Transferred Assets attributable to each Acquired Employee shall be recorded as part of the Merger Account for that Acquired Employee. Such Merger Account shall be 100% vested and shall be available for Participant direction of investments in accordance with Section 11(a) of the Plan in the same manner as a Participant’s After-Tax Pre 1988, After-Tax Post 2019, Pre-Tax Deferred, Free$tock, and Rollover Accounts.
(viii.Acceptance of Participant Loans
The Administrative Committee exercises discretion in accordance with Section 17(a) of the Plan to accept transfer of promissory notes of Participants with loans outstanding in the Transferor Plan as of the date of the transfer of plan assets. Such Participants shall continue repayment generally under the terms and conditions applicable at initiation of loans from the Transferor Plan; provided however, that the Administrative Committee reserves the right to make any changes that it considers reasonable to facilitate the administration and repayment of these loans and that do not cause such loans to be treated as a distribution under Code section 72(p).
(ix.DEC Cash Account Pension Plan
Assets held in the DEC Cash Account Pension Plan are not governed by this Appendix. Such assets shall be eligible for rollover to a Rollover Account in accordance with Section 16 of the Plan.
10.    Defined Terms
Capitalized terms not otherwise defined in this Appendix shall have the same meaning as such terms have in the Plan.

APPENDIX E
INTEL PUERTO RICO
EFFECTIVE SEPTEMBER 30, 2005
(i.Scope/Application
This Appendix to the Plan applies to participant accounts in the Intel Puerto Rico Retirement Savings Plan (the “PR Savings Plan”) and the Intel Puerto Rico Profit Sharing Retirement Plan (the “PR Profit Sharing Plan”) (collectively referred to as the “Transferor Plans”), which were merged into this Plan effective September 30, 2005.
(ii.Effective Date of Transfer
The transfer of assets from the Transferor Plans into the Plan took effect on September 30, 2005.
(iii.Effective Date of Appendix
This Appendix shall be effective from September 30, 2005.
(iv.Provisions Applicable to Merger Accounts
Merger Accounts created under this Appendix shall be subject to the provisions herein in addition to whatever provisions are contained in the Plan. In the event of a conflict between the provisions in this Appendix and the terms of the Plan, the Plan shall be interpreted to preserve to the Participant the rights described in this Section 4 of this Appendix, except where such interpretation would cause the Plan to lose its tax-qualified status.
(i)Normal Form of Distribution for Merged Company Account. Unless a married PR Participant elects another form of benefit pursuant to the Plan, the PR Participant’s Merged Company Account shall be paid in the form of a 100% joint and survivor annuity, which provides a monthly benefit paid to the PR Participant for life and, upon the PR Participant’s death, a monthly benefit equal to 100% of the monthly benefit paid to the PR Participant continued to the PR Participant’s spouse (if then living) for the spouse’s life. Unless a single PR Participant elects another form of benefit pursuant to the Plan, the PR Participant’s Merged Company Account shall be paid in the form of an individual life annuity that provides a monthly benefit paid to the PR Participant for the PR Participant’s life only.
E-1

(ii)Post-Acquisition Amendments. Any other provision of the Transferor Plans in effect on the date of transfer and that the Administrative Committee determines to be a protected benefit within the meaning of Code section 411(d)(6) shall also apply to the Merger Accounts created hereunder.
(v.PR Participant
For purposes of this Appendix, “PR Participant” means a participant of the Transferor Plans who becomes a Participant of the Plan as a result of the merger of the Transferor Plans into the Plan.
(vi.Merger Accounts
Following the transfer of assets (the “Transferred Assets”) from the Transferor Plans to the Plan, (a) the Transferred Assets attributable to each PR Participant from the PR Savings Plan shall be recorded as part of the Merged Pre-Tax Account for that PR Participant, and (b) the Transferred Assets attributable to each PR Participant from the PR Profit Sharing Plan shall be recorded as part of the Merged Company Account for that PR Participant. Such Merger Accounts shall be 100% vested and shall be available for Participant direction of investments in accordance with Section 11(a) of the Plan in the same manner as a Participant’s After-Tax Pre 1988, After-Tax Post 2019, Pre-Tax Deferred, Free$tock, and Rollover Accounts.
(vii.Acceptance of Participant Loans
The Administrative Committee exercises discretion in accordance with Section 16(a) of the Plan to accept transfer of promissory notes of PR Participants with loans outstanding in the Transferor Plans as of the date of the transfer of plan assets. Such PR Participants shall continue repayment generally under the terms and conditions applicable at initiation of loans from the Transferor Plans; provided however, that the Administrative Committee reserves the right to make any changes that it considers reasonable to facilitate the administration and repayment of these loans and that do not cause such loans to be treated as a distribution under Code section 72(p).
(viii.Defined Terms
Capitalized terms not otherwise defined in this Appendix shall have the same meaning as such terms have in the Plan.
E-2

APPENDIX F
TOP HEAVY RULES
(i)General Rules. If this Plan is or ever becomes “top heavy,” as determined under subsection (b), each Participant who is an Eligible Employee on the last day of the Plan Year shall receive a minimum contribution to the Retirement Contribution Plan. If the top-heavy minimum allocation is not satisfied with respect to a Participant by the Retirement Contribution Plan, the Company shall provide under this Plan any additional contributions required to satisfy the top-heavy minimum contribution under Code section 416 for such Participant.
(ii)Definition of “Top Heavy Plan”. This Plan is “top heavy” for a Plan Year if, as of the last day of the preceding Plan Year (the “determination date”), the amount credited to the accounts of Key Employees (as defined in subsection (c)) under all plans in the aggregation group exceeds 60% of such amounts credited to all Participant accounts in the Aggregation Group (except the accounts of former Key Employees). The amount credited to an account shall be determined as of the date coincident with or next preceding the determination date and shall include contributions not yet made but to be allocated as of the determination date. For purposes of determining if the Plan is top heavy, amounts credited to the accounts of an Employee who has not received any Compensation from the Affiliated Group during the one-year period ending on the determination date shall not be taken into account. For purposes of determining whether this Plan is top heavy, the aggregate distributions made under the Plan to a Participant during the one-year period (the five-year period, for distributions not made on account of severance from employment, death or disability) ending on the determination date shall be taken in account in determining whether the Plan is top heavy. Deductible (IRA-type) contributions and rollovers (or similar transfers) shall be ignored in determining whether this Plan is top heavy, except as otherwise provided in applicable Treasury Regulations.
(iii)Definition of “Key Employee”. A Participant shall be a “Key Employee” if, during the Plan Year in question, the Participant is:
(i)A corporate officer of the Company or a Subsidiary (no more than 50 officers shall be taken into account), if such officer’s Section 415 Compensation exceeds $230,000 (as adjusted pursuant to Code section 416(i)(1));
F-1

(ii)5% Owner of the Company or a Subsidiary; or
(iii)A 1% or more owner of the Company or a Subsidiary having annual Section 415 Compensation of more than $150,000.
A Beneficiary of a Key Employee or a former Key Employee shall also be treated as a Key Employee or former Key Employee, respectively. Determinations under this subsection shall be made in accordance with Code section 416(i) and applicable Treasury Regulations.
(iv)Definition of “Aggregation Group”. Aggregation Group means a group of qualified plans consisting of:
(i)Each plan of the Affiliated Group in which a Key Employee participates and each other plan of the Affiliated Group that enables any plan in which a Key Employee participates to meet the requirements of Code section 401(a)(4) or 410; or
(ii)All plans of the Affiliated Group included under (A) above plus, at the election of the Administrative Committee, one or more additional plans of the Affiliated Group that satisfy the requirements of Code sections 401(a)(4) and 410 when considered together with the plans included under (A) above.
F-2